AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                October 29, 1999

                                  by and among

                      CROSS COUNTRY STAFFING, INC. ("CCS"),
                             CCTC ACQUISITION, INC.
                     AND CERTAIN OF THE STOCKHOLDERS OF CCS

                                       and

                            TRAVCORPS CORPORATION and
                    the STOCKHOLDERS OF TRAVCORPS CORPORATION

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                                TABLE OF CONTENTS

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ARTICLE I
            DEFINITIONS................................................................................................2

ARTICLE II
            THE MERGER; CLOSING.......................................................................................11
            2.1        The Merger.....................................................................................11
            2.2        Effective Time; Closing........................................................................11
            2.3        Effect of the Merger...........................................................................11
            2.4        Certificate of Incorporation; By-Laws..........................................................12
            2.5        Directors and Officers.........................................................................12
            2.6        Effect on Capital Stock........................................................................12
            2.7        No Further Ownership Rights in TravCorps Common Stock..........................................13
            2.8        Taking of Necessary Action; Further Action.....................................................14

ARTICLE III
            REPRESENTATIONS AND WARRANTIES
            OF THE TC STOCKHOLDERS....................................................................................14
            3.1        Organization and Qualification.................................................................14
            3.2        Authority; No Breach...........................................................................15
            3.3        Securities and Ownership; Subsidiaries.........................................................17
            3.4        TravCorps Financial Statements.................................................................20
            3.5        Interests of Related Persons...................................................................20
            3.6        Absence of Undisclosed Liabilities.............................................................21
            3.7        Absence of Certain Changes or Events...........................................................21
            3.8        Taxes..........................................................................................23
            3.9        Assets.........................................................................................24
            3.10       Intellectual Property..........................................................................25
            3.11       Accounts Receivable............................................................................28
            3.12       Contracts and Commitments......................................................................28
            3.13       Customers and Suppliers........................................................................29
            3.14       Inventory......................................................................................30
            3.15       Insurance......................................................................................30
            3.16       Litigation, etc................................................................................30
            3.17       Compliance with Law; Necessary Authorizations; Securities Matters..............................31
            3.18       Environmental Matters..........................................................................32
            3.19       Labor Matters..................................................................................33
            3.20       Employee Benefit Plans.........................................................................33
            3.21       Questionable Payments..........................................................................36
            3.22       Finders........................................................................................36

ARTICLE IV
            REPRESENTATIONS AND
            WARRANTIES OF THE CCS STOCKHOLDERS........................................................................36
            4.1        Organization and Qualification.................................................................37
            4.2        Authority; No Breach...........................................................................37
            4.3        Securities and Ownership; Subsidiaries.........................................................40
            4.4        CCS Financial Statements.......................................................................42
            4.5        Interests of Related Persons...................................................................42
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            4.6        Absence of Undisclosed Liabilities.............................................................43
            4.7        Absence of Certain Changes or Events...........................................................43
            4.8        Taxes..........................................................................................45
            4.9        Assets.........................................................................................46
            4.10       Intellectual Property..........................................................................47
            4.11       Accounts Receivable............................................................................50
            4.12       Contracts and Commitments......................................................................50
            4.13       Customers and Suppliers........................................................................51
            4.14       Inventory......................................................................................52
            4.15       Insurance......................................................................................52
            4.16       Litigation, etc................................................................................52
            4.17       Compliance with Law; Necessary Authorizations; Securities Matters..............................53
            4.18       Environmental Matters..........................................................................54
            4.19       Labor Matters..................................................................................54
            4.20       Employee Benefit Plans.........................................................................55
            4.21       Questionable Payments..........................................................................57
            4.22       Finders........................................................................................58

ARTICLE V
            COVENANTS.................................................................................................58
            5.1        Conduct of Business............................................................................58
            5.2        Records........................................................................................59
            5.3        Filings and Authorizations.....................................................................59
            5.4        Discussions with Others........................................................................59
            5.5        Further Assurances.............................................................................60
            5.6        Tax Matters....................................................................................60
            5.7        Indemnification; Directors' and Officers' Insurance............................................60
            5.8        Notification of Certain Matters................................................................62
            5.9        Employee Matters...............................................................................62
            5.10       Obligations of Merger Subsidiary...............................................................63
            5.11       Confidentiality................................................................................63
            5.12       Termination of Certain Agreements..............................................................64
            5.13       PreClosing Payments............................................................................64

ARTICLE VI
            CONDITIONS TO CLOSING.....................................................................................64
            6.1        Conditions Precedent to Obligations of CCS and the CCS Stockholders............................64
            (a)        Representations and Warranties Accurate........................................................65
            (b)        Performance by TC Stockholders and TravCorps...................................................65
            (c)        Consents.......................................................................................65
            (d)        No Legal Prohibition...........................................................................65
            (e)        Certificate....................................................................................65
            (f)        Opinion of Counsel for TravCorps...............................................................66
            (g)        No Material Adverse Change.....................................................................66
            (h)        HSR Act........................................................................................66
            (i)        Stockholders Agreement.........................................................................66
            (j)        Registration Rights Agreement..................................................................66
            (k)        Cancellation of Stock Options..................................................................66
            6.2        Conditions Precedent to Obligations of TC Stockholders and TravCorps and
                       the TC Stockholders............................................................................66
            (a)        Representations and Warranties Accurate........................................................67
            (b)        Performance by CCS.............................................................................67
            (c)        Consents.......................................................................................67
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            (d)        No Legal Prohibition...........................................................................67
            (e)        Certificate....................................................................................67
            (f)        Opinion of Counsel for CCS.....................................................................68
            (g)        No Material Adverse Change.....................................................................68
            (h)        HSR Act........................................................................................68
            (i)        Stockholders Agreement.........................................................................68
            (j)        Registration Rights Agreement..................................................................68
            (k)        Amendment of Certificate of Incorporation and By Laws..........................................68
            (l)        Stock Option Plan..............................................................................68
            (m)        Tax Opinion....................................................................................68
            (n)        Closing Working Capital........................................................................69
            (o)        Ashley One Issues..............................................................................69

ARTICLE VII
            SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION...............................................69
            7.1        Survival of Representations and Warranties.....................................................69
            7.2        Indemnification by CCS.........................................................................69

ARTICLE VIII
            MISCELLANEOUS.............................................................................................70
            8.1        Termination....................................................................................70
            8.2        Effect of Termination..........................................................................71
            8.3        Expenses.......................................................................................71
            8.4        Amendment......................................................................................71
            8.5        Entire Agreement...............................................................................72
            8.6        Waivers........................................................................................72
            8.7        Notices........................................................................................72
            8.8        Counterparts...................................................................................74
            8.9        Governing Law..................................................................................74
            8.10       Binding Effect; Third Party Beneficiaries; Assignment..........................................74
            8.11       Severability...................................................................................75
            8.12       Headings.......................................................................................75
            8.13       No Agency......................................................................................75
            8.14       Representative.................................................................................75
            8.15       Public Announcements...........................................................................76
            8.16       Knowledge Qualifications; Accounting Terms.....................................................76
            8.17       Interpretation.................................................................................76
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

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of October 29, 1999 by and among Cross Country Staffing, Inc., a Delaware corporation ("CCS"), CCTC Acquisition, Inc., a Delaware corporation and a direct wholly-owned subsidiary of CCS ("Merger Sub"), certain of the stockholders of CCS (which Persons are listed on Exhibit 1 hereto and are individually referred to as a "CCS Stockholder" and collectively as the "CCS Stockholders") and TravCorps Corporation, a Delaware corporation ("TravCorps"), and each of the stockholders of TravCorps (which Persons are listed on Exhibit 2 hereto and are individually referred to as a "TC Stockholder" and collectively as the "TC Stockholders").

            WHEREAS, the TC Stockholders own all of the issued and outstanding shares of capital stock of TravCorps;

            WHEREAS, the CCS Stockholders own all of the issued and outstanding shares of capital stock of CCS;

            WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), CCS, Merger Sub, the CCS Stockholders, TravCorps and the TC Stockholders intend to enter into a business combination transaction;

            WHEREAS, the parties hereto intend that the Merger (as defined herein) qualify as a "reorganization" within the meaning of Section 368(a) of the Code (as defined herein);

            NOW, THEREFORE, in consideration of the foregoing, of the representations, warranties, covenants and mutual agreements hereinafter contained, and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            The terms defined in this Article I, whenever used herein (including without limitation the Exhibits and Schedules hereto), shall have the following meanings for all purposes of this Agreement:

            "Affiliate" of a Person means any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person.

            "Agreement" means this agreement among the parties set forth on the first page hereof, including, without limitation, all Exhibits and Schedules hereto, as the same may be amended from time to time.

            "Balance Sheet Date" means July 31, 1999 in the case of CCS, and July 24, 1999 in the case of TravCorps.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to be closed.

            "CCS" has the meaning given to it in the caption hereto.

            "CCS APA" has the meaning set forth in Section 6.2(n).

            "CCS Common Stock" has the meaning set forth in Section 2.6(a).

            "CCS Environmental Liabilities" means any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys' and consultants' fees) of investigation, assessment, remediation or defense of any matter relating to human health, safety or the Environment of whatever kind or nature by any Person or Governmental Entity, (A) which are incurred as a result


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of (i) the existence of Hazardous Substances in, on, under, at or emanating from any Real Property, (ii) the off-site transportation, treatment, storage or disposal of Hazardous Substances generated by CCS or its Subsidiaries, or (iii) the violation of any Environmental Laws, or (B) which arise under the Environmental Laws.

            "CCS ERISA Affiliate" means any entity that would be deemed a "single employer" with CCS under Section 414(b),(c),(m) or (o) of the Code or
Section 4001 of ERISA.

            "CCS Financial Statements" means the unaudited balance sheet of CCS as of July 31, 1999 and the related pro forma consolidated statements of operations, and cash flows of CCS and Cross Country Staffing, a general partnership, for the 12-month period ended on July 31, 1999, including the related notes thereto.

            "CCS Material Adverse Effect" means any material adverse effect on the business, operations, financial condition or results of operations of CCS and its Subsidiaries taken as whole.

            "CCS Plan" means any Employee Benefit Plan established, maintained, sponsored, or contributed to by CCS or any Subsidiary or an ERISA Affiliate on behalf of any employee, director or stockholder (whether current, former or retired) or their beneficiaries, or with respect to which CCS or any Subsidiary or any ERISA Affiliate has or has had any obligation on behalf of such person.

            "CCS Stockholders" has the meaning given to it in the caption hereto.

            "Closing" has the meaning set forth in Section 2.2(b).

            "Closing Date" has the meaning set forth in Section 2.2(b).

            "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.


                                       3
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            "Consent" means any consent, approval, authorization, license or order of, registration, declaration or filing with, or notice to, or waiver from, any federal, state, local, foreign or other Governmental Entity or any Person, including, without limitation, any security holder or creditor which is necessary to be obtained, made or given in connection with the execution and delivery of this Agreement and/or any Operative Document, the performance by a Person of its obligations hereunder and/or thereunder and the consummation of the transactions contemplated hereby and/or thereby.

            "Delaware Law" has the meaning given to it in the recitals hereto.

            "Designated Amount" has the meaning set forth in Section 5.13.

            "Directly or Indirectly" means as an individual, partner, shareholder, member, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity.

            "Effective Time" has the meaning set forth in Section 2.2(a).

            "Employee Benefit Plan" means any "employee benefit plan" (as defined under Section 3(3) of ERISA) or any other bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, stock appreciation, other forms of incentive compensation, excess benefit, supplemental pension insurance, disability, medical, supplemental unemployment, vacation benefits, payroll practice, fringe benefit, scholarship, sickness, accident, severance, or post-retirement compensation or benefit, welfare or any other employee benefit plan, policy, arrangement or practice, whether written or oral.

            "Encumbrance" means any security interests, liens, pledges, levies, escrows, encumbrances, options, rights of first refusal, transfer restrictions, conditional sale contracts, title retention contracts, mortgages, hypothecations, indentures or security agreements whether written or oral.

            "Environment" means any surface or subsurface physical medium or natural resource, including, air, land, soil, surface waters, ground waters, stream and river sediments.

            "Environmental Action" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any Federal, state, local or municipal agency, department, bureau, office or other authority or any third party involving a Hazardous Discharge or any violation of any Permit or Environmental Laws.

            "Environmental Laws" means any federal, state, local or common law, rule, regulation, ordinance, code, order or judgment (including the common law and any judicial or administrative interpretations, guidances, directives, policy statements or opinions) relating to the injury to, or the pollution or protection of, human health and safety or the Environment.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

            "Governmental Entity" means any federal, state, local or foreign government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental regulatory authority, body or instrumentality.

            "Grace Entity" means Cross Country Staffing, a Delaware general partnership, CCHP, Inc., a Delaware corporation ("CCHP"), MRA Staffing Systems, Inc., a Delaware corporation ("MRA"), and each entity which was as of July 29, 1999 a direct or indirect shareholder of CCHP or MRA.


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

            "Hazardous Discharge" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of Hazardous Substances, whether on or off the premises of CCS or TravCorps and their respective Subsidiaries, as the case may be.

            "Hazardous Substance" means petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants," "contaminants" or any similar denomination intended to classify or regulate substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            "Indebtedness" means, with respect to any Person, all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (iv) issued or assumed as the deferred purchase price of property or services (other than trade accounts payable), (v) under capital leases, (vi) in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (vii) as an account party in respect of letters of credit and bankers' acceptances, (viii) with respect to Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise to be secured by) any Encumbrances on property owned or acquired by such Person, (ix) in the nature of guarantees of Indebtedness of others, and (x) for all accrued interest, premiums and penalties upon prepayment of any of the foregoing. Indebtedness with respect to any Person shall not include obligations of


                                       6
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such Person for operating leases (including real property leases) so long as the payments under such leases in accordance with GAAP are reflected as expenses on such Person's statement of operations.

            "Indemnified Parties" has the meaning set forth in Section 5.7.

            "Indemnified Party" has the meaning set forth in Section 5.7.

            "IRS" means the Internal Revenue Service.

            "Licensed Service Provider" has the meaning set forth in Section 3.17(c).

            "Merger" has the meaning set forth in Section 2.1.

            "Merger Sub" has the meaning given to it in the caption hereto.

            "Operative Document" means any agreement, instrument or other document set forth on Exhibit 3 hereto.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Pension Plan" means any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA maintained or contributed to by or on behalf of CCS or TravCorps or any of their respective Subsidiaries, as the case may be.

            "Person" means an individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or any Governmental Entity or quasi-governmental body or regulatory authority.


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

            "Permits" means all licenses, certificates of authority, permits, registrations, local siting approvals, authorizations, qualifications and similar filings under any federal, state or local laws or with any Governmental Entities.

            "Property" (or "Properties" when the context requires) means any Real Property and any personal or mixed property, whether tangible or intangible.

            "Real Property" means any real property presently owned, used, leased, occupied, managed or operated by CCS or TravCorps or their respective Subsidiaries, as the case may be.

            "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the Environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or real property or other property, whether owned or leased.

            "Representative" has the meaning given to it in Section 8.14.

            "Subsidiary," or "Subsidiaries" with respect to any Person (the "Owner"), means any corporation, partnership, limited liability company or other entity in which the Owner, directly or indirectly, owns or controls 50% or more of the voting stock or other ownership interests.

            "Surviving Corporation" has the meaning set forth in Section 2.1.

            "Tax Return" means each and every report, return, declaration, information return, statement or other information required to be supplied to a taxing or governmental authority with respect to any Tax or Taxes, including without limitation any combined or consolidated return for any group of entities including CCS or TravCorps or any of their respective Subsidiaries, as the case may be.


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

            "Taxes" (or "Tax" where the context requires) shall mean all federal, state, county, provincial, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment and payroll related and property taxes and other governmental charges and assessments), whether attributable to statutory or nonstatutory rules and whether or not measured in whole or in part by net income, and including without limitation interest, additions to tax or interest, charges and penalties with respect thereto, and expenses associated with contesting any proposed adjustment related to any of the foregoing.

            "TC Stockholders" has the meaning given to it in the caption hereto.

            "Trade Secrets" means any information which (i) is used in a business, (ii) is not generally known to the public or to Persons who can obtain economic value from its disclosure, and (iii) is subject to reasonable efforts to maintain its secrecy or confidentiality; the term may include but is not limited to inventions, processes, know-how, formulas, computer software, and mask works which are not patented and are not protected by registration (e.g., under copyright or mask work laws); lists of customers, suppliers, and employees, and data related thereto; business plans and analyses; and financial data.

            "TravCorps" has the meaning given to it in the caption hereto.

            "TravCorps Common Stock" has the meaning set forth in Section
2.6(a).

            "TravCorps Environmental Liabilities" means any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys' and consultants' fees) of investigation, assessment, remediation or defense of any matter relating to human health, safety or the Environment of whatever kind or nature by any Person or Governmental Entity, (A) which are incurred as a result of (i) the existence of Hazardous Substances in, on, under, at or emanating from any Real Property, (ii) the off-site transportation, treatment, storage or disposal of Hazardous Substances generated by TravCorps or its Subsidiaries, or (iii) the violation of any Environmental Laws, or (B) which arise under the Environmental Laws.

            "TravCorps ERISA Affiliate" means any entity that would be deemed a "single employer" with TravCorps under Section 414(b),(c),(m) or (o) of the Code or Section 4001 of ERISA.

            "TravCorps Financial Statements" means the unaudited consolidated balance sheet of TravCorps and its Subsidiaries as of July 24, 1999 and the related consolidated statement of operations, stockholders equity and cash flow of TravCorps and its Subsidiaries for the 12-month period ended July 24, 1999, including the notes thereto.

            "TravCorps Material Adverse Effect" means any material adverse effect on the business operations, financial condition or results of operations of TravCorps and its Subsidiaries taken as whole.

            "TravCorps Permitted Encumbrances" has the meaning set forth in
Section 3.9.

            "TravCorps Plan" means any Employee Benefit Plan established, maintained, sponsored, or contributed to by TravCorps or any Subsidiary or an ERISA Affiliate on behalf of any employee, director or stockholder (whether current, former or retired) or their beneficiaries, or with respect to which TravCorps or any Subsidiary or any ERISA Affiliate has or has had any obligation on behalf of such Person.


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

                                   ARTICLE II

                               THE MERGER; CLOSING

            2.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into TravCorps (the "Merger"), the separate corporate existence of Merger Sub shall cease, and TravCorps shall continue as the surviving corporation. TravCorps as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

            2.2 Effective Time; Closing.

                  (a) On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger shall become effective under Delaware Law.

                  (b) The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, at a time and date to be specified by the parties, which shall be no later than the second Business Day after the satisfaction or waiver, as the case may be, of the conditions set forth in
Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

            2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights, privileges, powers, franchises and property of Merger Sub and TravCorps shall vest in the Surviving Corporation, and all restrictions, disabilities, duties, debts and liabilities of Merger Sub


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

and TravCorps shall become the restrictions, disabilities, duties, debts and liabilities of the Surviving Corporation.

            2.4 Certificate of Incorporation; By-Laws.

                  (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, in the form attached hereto as Exhibit 4, shall be the Certificate of Incorporation of the Surviving Corporation, and shall continue in full force and effect until thereafter amended; provided, however, that at the Effective Time Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read: "The name of the corporation is TravCorps Corporation."

                  (b) At the Effective Time, the Bylaws of Merger Sub, in the form attached hereto as Exhibit 5, shall be the Bylaws of the Surviving Corporation and shall continue in full force and effect until thereafter amended.

            2.5 Directors and Officers. The directors and officers set forth on
Schedule 2.5 hereto shall be the initial directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

            2.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any party:

                  (a) Conversion of TravCorps Common Stock. The shares of common stock, par value $0.01 per share, of TravCorps ("TravCorps Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of TravCorps Common Stock to be canceled pursuant to Section 2.6(b), will be canceled and extinguished and automatically converted into the right to receive, in the aggregate, 1,520,000 shares of validly issued, fully paid and non-assessable Class A common stock, par value $0.01 per share, of CCS


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

("CCS Common Stock") upon surrender of the certificates representing such shares of TravCorps Common Stock at the Closing.

                  (b) Cancellation of Parent-Owned Stock. Each share of TravCorps Common Stock held by TravCorps or owned by Merger Sub, CCS or any direct or indirect wholly-owned subsidiary of TravCorps or of CCS immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (c) Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be exchanged for and converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (d) All Other Capital Stock of TravCorps. All other capital stock of TravCorps shall be canceled and retired and shall cease to exist, and no consideration shall be issued or delivered in exchange therefor.

            2.7 No Further Ownership Rights in TravCorps Common Stock. All shares of CCS Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of TravCorps Common Stock and, after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of TravCorps Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates which immediately prior to the Effective Time represented outstanding shares of TravCorps Common Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

            2.8 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of TravCorps or Merger Sub, the officers and directors of TravCorps and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action. CCS shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                             OF THE TC STOCKHOLDERS

            Each of the TC Stockholders, on a basis that is several and not joint, hereby represents and warrants to CCS and the CCS Stockholders as follows (all such representations and warranties are qualified by the TravCorps Disclosure Schedule attached to this Agreement as Exhibit III):

            3.1 Organization and Qualification. TravCorps is a corporation duly organized, validly existing and in good standing in the State of Delaware, with corporate power and authority to own, lease and operate its assets and Properties and carry on its business as presently owned or conducted. TravCorps is licensed or qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use or leasing of its assets or Properties, or the conduct or nature of its business makes such licensing or qualification necessary and in which the failure to be so licensed or qualified and in good standing would reasonably be expected to have a TravCorps Material Adverse Effect. Each such jurisdiction is set forth in
Schedule 3.1 of the TravCorps Disclosure Schedule. The name of each director and officer of TravCorps on the date hereof, and the position held by each such individual with TravCorps, is set forth on Schedule 3.1 of the TravCorps Disclosure Schedule.

The copies of the certificate of incorporation, including all amendments thereto, and by-laws of TravCorps delivered to CCS prior to the date hereof are complete and accurate copies of such instruments as currently in effect.

            3.2 Authority; No Breach. (a) Each of the TC Stockholders has all requisite power and authority to execute and deliver this Agreement and the Operative Documents to which it is or shall, pursuant to this Agreement, be a party, and to perform, carry out and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Operative Documents to which he or it is or shall, pursuant to this Agreement, be a party have been duly and validly authorized by all necessary limited partnership or other action on the part of such TC Stockholder. This Agreement and the Operative Documents to which he or it is, or will be a party, have been, or will be, duly executed and delivered by such TC Stockholder and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) constitute the legal, valid and binding obligations of such TC Stockholder.

                  (b) TravCorps has all requisite corporate power and authority to execute and deliver this Agreement and the Operative Documents to which it is or shall, pursuant to this Agreement, be a party, and to perform, carry out and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Operative Documents to which TravCorps is or shall, pursuant to this Agreement, be a party have been duly and validly authorized by all necessary corporate action on the part of TravCorps. This Agreement and the Operative Documents to which TravCorps is, or will be a party, has been, or will be, duly executed and delivered by TravCorps and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) constitute the legal, valid and binding obligations of TravCorps.

                  (c) Except as set forth in Schedule 3.2(c) of the TravCorps Disclosure Schedule, neither the execution and delivery of this Agreement or any Operative Document by any of the TC Stockholders nor the consummation of any of the transactions contemplated herein or therein, nor the full performance by each of the TC Stockholders of their obligations hereunder or thereunder do or will: (i) if applicable, violate any provision of the limited partnership agreement of such TC Stockholder; (ii) conflict with, result in a breach or violation of, or constitute a default under (or an event which, with or without notice, lapse of time or both, would constitute a default) or result in the invalidity of, or accelerate the performance required by or cause or give rise to any right of acceleration or termination of any right or obligation pursuant to any agreement or commitment to which any of the TC Stockholders is a party or by which any of the TC Stockholders (or any of their respective assets or Properties) is subject or bound; (iii) result in the creation of, or give any third party the right to create, any Encumbrance upon any assets or Properties of any TC Stockholder; (iv) conflict with, violate, result in a breach of or constitute a default under any writ, injunction, statute, law, ordinance, rule, regulation, judgment, award, Permit, decree, order, or process of any Governmental Entity to which any TC Stockholder or any assets or Properties of any TC Stockholder are subject; (v) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract or agreement to which any TC Stockholder is a party or by which any of the TC Stockholders (or any of their respective assets or Properties) is subject or bound which in the case of clauses (ii) through (v) would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of such TC Stockholder to perform its obligations hereunder.

                  (d) Except as set forth in Schedule 3.2(d) of the TravCorps Disclosure Schedule, neither the execution and delivery of this Agreement or any Operative Document by TravCorps nor the consummation of any of the transactions contemplated herein or therein, nor the full performance by TravCorps of its obligations hereunder or thereunder do or will:

(i) violate any provision of the certificate of incorporation or bylaws of TravCorps or any of its Subsidiaries; (ii) conflict with, result in a breach or violation of, or constitute a default under (or an event which, with or without notice, lapse of time or both, would constitute a default) or result in the invalidity of, or accelerate the performance required by or cause or give rise to any right of acceleration or termination of any right or obligation pursuant to any agreement or commitment to which TravCorps or any of its Subsidiaries is a party or by which any of them (or any of their respective assets or Properties) is subject or bound; (iii) result in the creation of, or give any third party the right to create, any Encumbrance upon any assets or Properties of TravCorps or any of its Subsidiaries; (iv) conflict with, violate, result in a breach of or constitute a default under any writ, injunction, statute, law, ordinance, rule, regulation, judgment, award, Permit, decree, order, or process of any Governmental Entity to which TravCorps, any of its Subsidiaries or any assets or Properties of any of the foregoing are subject, (v) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract or agreement to which TravCorps or any of its Subsidiaries is a party or by which any of the foregoing (or any of their respective assets or Properties) is subject or bound; or (vi) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any contract or agreement to which TravCorps or any of its Subsidiaries is a party or by which any of their respective assets or Properties is subject or bound; which, in the case of clauses (ii) through (vi), would reasonably be expected to have a TravCorps Material Adverse Effect.

            3.3 Securities and Ownership; Subsidiaries. (a) The total number of shares of capital stock, and the classes and par values thereof, which TravCorps is authorized to issue, the designation, par value and number of such shares which are issued and outstanding and the identity of and number of such outstanding shares owned (of record) by each holder thereof are as set forth in
Schedule 3.3(a) of the TravCorps Disclosure Schedule.

                  (b) TravCorps has not issued any securities in violation of any preemptive or similar rights. Except as set forth in Schedule 3.3(b) of the TravCorps Disclosure Schedule, there are no outstanding (i) securities convertible into or exchangeable for any shares of capital stock or other securities of TravCorps; (ii) subscriptions, options, "phantom" stock rights, warrants, calls, commitments, preemptive rights or other rights of any kind (absolute, contingent or otherwise) entitling any party to acquire or otherwise receive from TravCorps any shares of capital stock or other securities or receive or exercise any benefits or rights similar to any rights enjoyed by or enuring to the holder of capital stock of TravCorps; (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock, convertible or exchangeable securities, or any subscriptions, options, warrants or similar rights of TravCorps or granting to any Person any right to participate in the equity or income of TravCorps or to participate in or direct the election of any director or officer of TravCorps or the manner in which any shares of TravCorps' capital stock are voted. There are no shares of stock or other securities of TravCorps reserved for issuance for any purpose, other than pursuant to option plans described on Schedule 3.3(b) .

                  (c) All of the outstanding shares of capital stock of TravCorps are duly authorized, validly issued, fully paid and nonassessable.

                  (d) Schedule 3.3(d) of the TravCorps Disclosure Schedule sets forth the names of each Subsidiary of TravCorps and shows for each Subsidiary of
TravCorps: (i) its jurisdiction of organization; (ii) the authorized and outstanding capital stock or other ownership interests of each Subsidiary of TravCorps; and (iii) the identity of and number of shares of such capital stock owned (of record and beneficially) by each holder thereof.

                  (e) Each Subsidiary of TravCorps is duly organized, validly existing and in good standing in the state of its organization, with full corporate power and authority to own, lease and operate its assets and Properties and carry on its business as presently owned or con-ducted. Each Subsidiary of TravCorps is licensed or qualified to transact business and is in good standing as a foreign corporation in each of the jurisdictions indicated in Schedule 3.3(e) of the TravCorps Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its assets or Properties, or the conduct or nature of its business makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a TravCorps Material Adverse Effect.

                  (f) All shares of capital stock of each Subsidiary of TravCorps issued and outstanding are duly authorized, validly issued, fully paid and nonassessable.

                  (g) Except as set forth in Schedule 3.3(g) of the TravCorps Disclosure Schedule, there are no outstanding (i) securities convertible into or exchangeable for any shares of capital stock or other securities of any Subsidiary of TravCorps; (ii) subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind (absolute, contingent or otherwise) entitling any party to acquire or otherwise receive from any Subsidiary of TravCorps any shares of capital stock or other securities; (iii) contracts, preemptive rights, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock, convertible or exchangeable securities, or any subscriptions, options, warrants or similar rights of any Subsidiary of TravCorps; or (iv) rights of any Person to be paid as if he, she or it were a holder of equity interests in any Subsidiary of TravCorps or securities convertible into or exchangeable for equity interests in any Subsidiary of TravCorps, including, without limitation, phantom stock and stock appreciation rights. Except as set forth in Schedule 3.3(g) of the TravCorps Disclosure Schedule, there are no shares of stock or other securities of any Subsidiary of TravCorps reserved for issuance for any purpose and no Subsidiary of TravCorps is a party to any voting agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of any shares of the capital stock of such Subsidiary, or any agreement with respect to the transferability, purchase or redemption of any shares of capital stock of such Subsidiary.

                  (h) Except for the Subsidiaries of TravCorps set forth on
Schedule 3.3(d) of the TravCorps Disclosure Schedule, and as set forth in
Schedule 3.3(h) of the TravCorps Disclosure Schedule, TravCorps does not own, Directly or Indirectly, any economic, voting or other ownership interest in any Person.

            3.4 TravCorps Financial Statements. TravCorps has heretofore delivered to CCS true and correct copies of the TravCorps Financial Statements. The TravCorps Financial Statements have been prepared from the books and records of TravCorps and its Subsidiaries, and present fairly (i) the consolidated unaudited financial position of TravCorps and its Subsidiaries at the date thereof and (ii) the consolidated unaudited results of operations of TravCorps and its Subsidiaries for the period then ended, in each case in accordance with GAAP (subject to normal year-end adjustments and except for the absence of footnotes).

            3.5 Interests of Related Persons. Except as set forth in Schedule
3.5 of the TravCorps Disclosure Schedule, no officer or director of TravCorps or any of its Subsidiaries and none of the TC Stockholders nor any relative of any of the TC Stockholders that is an individual:

            (i) owns any interest in any Person which is a competitor, supplier or customer of TravCorps or any of its Subsidiaries or serves as an officer, director, employee or consultant for any such Person;

            (ii) owns, in whole or in part, any Property, asset or right, used in connection with the business of TravCorps or any of its Subsidiaries;

            (iii) has an interest in any contract or agreement with TravCorps or any of its Subsidiaries; or

            (iv) has any contractual arrangements with TravCorps or any of its Subsidiaries.

            3.6 Absence of Undisclosed Liabilities. Except as set forth in
Schedule 3.6 of the TravCorps Disclosure Schedule, neither TravCorps nor any of its Subsidiaries has any material liabilities, losses or obligations of any nature (whether absolute, known or unknown, accrued, fixed, contingent, liquidated, unliquidated, due or to become due, or otherwise), except for (i) liabilities included or reflected in the TravCorps Financial Statements and adequately reflected or reserved against therein, or (ii) liabilities or performance obligations arising in the ordinary course of business (and not as a result of a breach or default by TravCorps or any of its Subsidiaries). Neither TravCorps nor any of its Subsidiaries nor any TC Stockholder knows of any basis for the assertion against TravCorps of any such material liability.

            3.7 Absence of Certain Changes or Events. Except as set forth in
Schedule 3.7 of the TravCorps Disclosure Schedule, since the Balance Sheet Date the business of TravCorps and its Subsidiaries has been conducted only in the ordinary and usual course. Without limiting the generality of the foregoing, except as set forth in Schedule 3.7 of the TravCorps Disclosure Schedule, since the Balance Sheet Date neither TravCorps nor any of its Subsidiaries has:

            (a) suffered any TravCorps Material Adverse Effect;

            (b) suffered any material damage, destruction or casualty loss (whether or not covered by insurance) or condemnation taking or other proceeding which would reasonably be expected to have a TravCorps Material Adverse Effect;

            (c) except for increases in salary in the ordinary course of business, entered into or amended any employment or consulting contract or commitment (whether oral or written) or compensation arrangement or employee benefit plan, or changed or committed to change (including any change pursuant to any bonus, pension, profit-sharing or other plan, commitment, policy or arrangement) the compensation payable or to become payable to any of its officers, directors, key employees, agents or consultants, or made any pension, retirement, profit-sharing, bonus or other employee welfare or benefit payment or contribution other than payments or contributions required by the governing documents of the foregoing, copies of which have been delivered or made available to CCS;

            (d) made or proposed any change in its accounting or tax methods, principles or practices, except for such changes which are required by GAAP or by law;

            (e) authorized, declared, set aside or paid any dividend or other distribution in respect of its capital stock;

            (f) Directly or Indirectly redeemed, purchased or otherwise acquired any of its shares of capital stock or authorized any stock split, reclassification or recapitalization or otherwise changed the terms or provisions of any of its capital stock;

            (g) incurred any material Indebtedness or made any loan, advance or capital contribution to any person except in the ordinary course of business;

            (h) paid, discharged or satisfied any material claim, liability or obligation other than the payment, discharge or satisfaction of liabilities and obligations incurred in the ordinary course of business;

            (i) (i) prepaid any material obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred, or (ii) not paid, within a reasonable date of when due, any account payable, or sought the extension of the payment date of any such account payable;

            (j) permitted or allowed any material portion of its Property or assets to be subjected to any Encumbrance, except for liens for current Taxes not yet due;

            (k) sold, transferred, or otherwise disposed of any material portion of its Properties or assets, except in the ordinary course of business;

            (l) made any capital expenditures or commitments in excess of $200,000 in the aggregate for repairs or additions to property, plant, equipment or tangible capital assets; or

            (m) agreed, whether in writing or otherwise, to take any action described in this Section 3.7.

            3.8 Taxes.

            (a) Each of TravCorps and its Subsidiaries has duly, timely and properly filed when due, all federal, state, local, foreign and other Tax Returns required to be filed by it with respect to its sales, income, business or operations (including without limitation any consolidated or combined Tax Returns in which it is included) and such Tax Returns are true, complete and accurate in all material respects. Except as may otherwise have been communicated to CCS prior to the date hereof in a writing referring to this Section, each of TravCorps and its Subsidiaries has duly paid all Taxes due from TravCorps or any of its Subsidiaries as shown on such Tax Returns.

            (b) Except as set forth on Schedule 3.8(b), all amounts required to be withheld by TravCorps or any of its Subsidiaries from customers or from or on behalf of employees for income, payroll, social security and unemployment insurance taxes have been collected or withheld and either paid to the appropriate Governmental Entity or set aside and, to the extent required by law, held in accounts for such purpose.

            (c) Except as set forth in Schedule 3.8(c) of the TravCorps Disclosure Schedule, (i) there currently are no pending or, to the knowledge of TravCorps or any of its Subsidiaries, threatened actions or proceedings (including, without limitation, audit proceedings) by any applicable taxing authority for the assessment, collection, adjustment or deficiency of Taxes against TravCorps or any of its Subsidiaries, and (ii) neither TravCorps nor any of its Subsidiaries has received any notice of deficiency or assessment from any federal, state, local or foreign taxing authority with respect to liabilities for any material Taxes of TravCorps or any of its Subsidiaries. Except as set forth in Schedule 3.8(c) of the TravCorps Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any assessment or audit of any Tax or Tax Return of TravCorps or any of its Subsidiaries for any period.

            (d) To the knowledge of TravCorps, there is no existing fact or circumstance that will cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368 of the Code.

            3.9 Assets.

            (a) Each of TravCorps and its Subsidiaries has good title to all the material items of personal property assets (tangible and intangible) which TravCorps or any of its Subsidiaries purports to own on the date hereof, including without limitation, those reflected in the TravCorps Financial Statements at the Balance Sheet Date, free and clear of all Encumbrances, except for (i) liens for current Taxes not yet due and payable; (ii) Encumbrances set forth in Schedule 3.9(a) of the TravCorps Disclosure Schedule or reflected on the TravCorps Financial Statements; and (iii) Encumbrances which do not materially detract from the value or materially interfere with any present use of such assets (clauses (i) through (iii) collectively, the "TravCorps Permitted Encumbrances").

            (b) Schedule 3.9(b) of the TravCorps Disclosure Schedule contains a complete and correct list of all Real Property owned by TravCorps and each of its Subsidiaries as well as a list of any contracts or options to acquire any Real Property. Each of TravCorps and its Subsidiaries has good and marketable title to all such owned Real Property, free and clear of all Encumbrances except for TravCorps Permitted Encumbrances.

            (c) Schedule 3.9(c) of the TravCorps Disclosure Schedule contains a complete and correct list of all material items of personal property and all Real Property leased by TravCorps and each of its Subsidiaries except for Real Property leased in the ordinary course of business for temporary housing of employees. TravCorps has previously delivered or made available to CCS true, complete and correct copies of all lease documents relating to such property. All lease documents are valid, binding and enforceable in accordance with their terms and are in full force and effect. No event has occurred which constitutes or, with the passing of time or giving of notice, or both, would constitute, a material default by TravCorps under any such lease document.

            3.10 Intellectual Property.

            (a) Except as disclosed in Schedule 3.10(a) of the TravCorps Disclosure Schedule, each of TravCorps and its Subsidiaries is the exclusive owner of all right, title and interest in and to each of the following that are being used in the business of TravCorps or any of its Subsidiaries as currently conducted, and/or have been or are being developed or acquired for potential use in the business of TravCorps or any of its Subsidiaries:

                  (i) all material computer programs and databases and their associated system and user documentation (collectively, the "Software Products") set forth in Schedule 3.10(a)(i) of the TravCorps Disclosure Schedule;

                  (ii) all material copyrights and copyright registrations set forth in Schedule 3.10(a)(ii) of the TravCorps Disclosure Schedule;

                  (iii) all material patents and applications set forth in
Schedule 3.10(a)(iii) of the TravCorps Disclosure Schedule;

                  (iv) all material trademarks, service marks and tradenames (collectively the "Marks"), and the registrations of, and/or applications to register, any one or more of Marks in federal, state or foreign jurisdictions set forth in Schedule 3.10(a)(iv) of the TravCorps Disclosure Schedule; and

                  (v) all material Trade Secrets and other proprietary rights.

            The items referred to in subparagraphs (i) through (v) of this
Section 3.10(a), subject to the exclusions to ownership expressly set forth therein, are herein referred to collectively as the "TravCorps Intellectual Property Rights." The TravCorps Intellectual Property Rights constitute all such rights necessary to operate the business of TravCorps and its Subsidiaries in all material respects as it is currently conducted.

            (b) Schedule 3.10(b) of the TravCorps Disclosure Schedule sets forth a list of all material license and similar agreements between TravCorps any of its Subsidiaries and third parties, under which TravCorps or any of its Subsidiaries is granted rights to the use, reproduction, distribution, manufacture, sale or licensing of items embodying the patent, copyright, Trade Secret, trademark or other proprietary rights of such third parties (collectively, the "TravCorps License Rights"). Except as set forth in Schedule 3.10(b) of the TravCorps Disclosure Schedule, no Person is entitled to any material royalty, fee and/or other payment or other consideration of whatever nature with respect to the TravCorps License Rights or TravCorps Intellectual Property Rights. The TravCorps License Rights and the TravCorps Intellectual Property Rights are sometimes collectively referred to as the "TravCorps Rights".

            (c) Schedule 3.10(c) of the TravCorps Disclosure Schedule sets forth a list of all agreements under which TravCorps, any of its Subsidiaries, any TC Stockholder or any of their respective Affiliates has granted any material rights to third parties of, to or under the TravCorps Rights. All such rights granted have been and are non-exclusive. True, correct and complete copies of all such agreements have been delivered or made available to CCS.

            (d) No material claims with respect to the TravCorps Rights have been asserted or, to the knowledge of TravCorps or any of its Subsidiaries, are threatened by any Person. To the knowledge of TravCorps or any of its Subsidiaries, as of the date hereof, there has not been and there is not any material infringement, misappropriation or any other unauthorized use of any of the TravCorps Rights by any third party, employee, consultant or former employee or consultant of TravCorps or any of its Subsidiaries.

            (e) Whenever used in this Agreement: (i) "TravCorps Computer Systems" means all the computer systems of TravCorps and its Subsidiaries including, without limitation, all mainframes, PC's and other work stations, peripherals and other components, and the Software Products; (ii) "TravCorps Licensed Software Products" means any software products licensed by third parties to TravCorps or its Subsidiaries, including, without limitation, the software products disclosed on Schedule 3.10(a)(i) or Schedule 3.10(b); (iii) "TravCorps Licensed Computer Systems" means all mainframes, PC's and other work stations, peripherals and other components, and the TravCorps Licensed Software Products; and (iv) "TravCorps Comprehensive Computer Systems" collectively refers to the TravCorps Computer Systems and TravCorps Licensed Computer Systems.

            (f) Except as disclosed in Schedule 3.10(f) of the TravCorps Disclosure Schedule or as will not, individually or in the aggregate, have a TravCorps Material Adverse Effect, the TravCorps Comprehensive Computer Systems:
(i) are capable of recognizing, processing, managing, representing, interpreting, and manipulating correctly date-related data for dates earlier and later than January 1, 2000, including, without limitation, calculating, comparing, sorting (including without limitation, sorting by accurate ascending or descending sequence), storing, tagging, and sequencing, without resulting in or causing local or mathematical errors or inconsistencies in any user-interface functionalities, data storage, data fields, calculations, reports, processing, or any other input or output; (ii) have the ability to provide date recognition for any data element represented without a date, or whose year is represented by only two digits and the ability to automatically function into and beyond the year 2000 without human intervention; (iii) correctly interpret data, dates and time into and beyond the year 2000, including, without limitation, any and all leap years; (iv) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data; and (v) have the ability to successfully interface with internal and external applications or systems that have not yet achieved year 2000 compliance during the time in which the systems and such applications and systems co-exist.

            3.11 Accounts Receivable. Except as set forth in Schedule 3.11 of the TravCorps Disclosure Schedule, all of the accounts, notes and other receivables of TravCorps and its Subsidiaries (i) reflected on the TravCorps Financial Statements as of the Balance Sheet Date and (ii) as of the date hereof, represent sales actually made in the ordinary course of business consistent with past practice for goods or services delivered or rendered in bona fide arm's-length transactions.

            3.12 Contracts and Commitments. Except as set forth in Schedule 3.12 of the TravCorps Disclosure Schedule:

            (a) Neither TravCorps nor any of its Subsidiaries has any agreements, contracts, or commitments, written or oral, which involve (i) the performance of services by TravCorps or its Subsidiaries in excess of $150,000 anticipated for fiscal year 1999 or (ii) the performance of services or delivery of goods to TravCorps or its Subsidiaries in excess of $150,000 anticipated for fiscal year 1999;

            (b) Neither TravCorps nor any of its Subsidiaries has any collective bargaining or union contracts or agreements;

            (c) Neither TravCorps nor any of its Subsidiaries is restricted by any agreement or other commitment from carrying on its business as currently conducted anywhere in the world;

            (d) Neither TravCorps nor any of its Subsidiaries has any material obligations for Indebtedness;

            (e) Neither TravCorps nor any of its Subsidiaries is a party to any partnership or joint venture agreement whether or not a separate legal entity is created thereby or any contract or agreement relating to the acquisition or disposition of any portion of its business;

            (f) Neither TravCorps nor any of its Subsidiaries is in material breach or default, under any contract referred to in Schedule 3.12, and there exists no event or condition (other than the entering into of this Agreement and the consummation of the transactions contemplated hereby) which (whether with or without notice, lapse of time, or both) would constitute a material default by TravCorps or any Subsidiary thereunder, give rise to a right to accelerate, modify or terminate any material provision thereof or give rise to any material Encumbrance on their respective material Properties or assets or a right to any material, additional or guaranteed payments; and to the knowledge of TravCorps or any of its Subsidiaries, no other party to any such contract or agreement is in material breach or default thereof;

            (g) each contract and agreement referred to in Schedule 3.12 and each contract and agreement relating to a TravCorps License Right is valid and in full force and effect and constitutes a legal, valid and binding obligation of TravCorps or any of its Subsidiaries, and, to the knowledge of TravCorps or any of its Subsidiaries, the other parties thereto, enforceable in accordance with its terms, accurate and complete copies thereof, together with all amendments thereto, have been heretofore delivered or made available to CCS.

            3.13 Customers and Suppliers.

            (a) Schedule 3.13(a) of the TravCorps Disclosure Schedule contains a true and complete list of the ten largest customers of TravCorps and its Subsidiaries in order of dollar volume of sales during the period from July 26, 1998 through the Balance Sheet Date showing the total sales in dollars to each such customer during such period.

            (b) Except as set forth on Schedule 3.13(b) of the TravCorps Disclosure Schedule, neither TravCorps nor any of its Subsidiaries is engaged in any material disputes with any material customers or suppliers. In addition, neither TravCorps nor any of its Subsidiaries has any knowledge that any material customer or group of customers of TravCorps or any of its Subsidiaries is materially dissatisfied with its services.

            3.14 Inventory. Except as set forth in Schedule 3.14 of the TravCorps Disclosure Schedule neither TravCorps or any of its Subsidiaries maintains any material inventory.

            3.15 Insurance. True and complete copies of all insurance policies or summaries of such policies (including, but not limited to, liability, property and casualty, workers compensation, directors and officers liability, surety bonds, key man or corporate owned life insurance, vehicular and other insurance policies and contracts) covering TravCorps or any of its Subsidiaries or otherwise held by or on behalf of it, or any aspect of its assets or business have been delivered or made available to CCS. Except as set forth on Schedule 3.15, there are no pending material claims under any of the foregoing. To the knowledge of TravCorps or any of its Subsidiaries, no party to any such insurance policy is in material default with respect thereto, nor does any condition exist (other than the transactions contemplated by this Agreement) that with notice or lapse of time or both would constitute such a material default by any party thereunder. All such insurance policies are sufficient in all material respects for compliance with all requirements under all material agreements or contracts to which TravCorps or any of its Subsidiaries is a party or otherwise bound.

            3.16 Litigation, etc. Except as set forth in Schedule 3.16 of the TravCorps Disclosure Schedule, there is no material claim, action, suit or proceeding that is pending or, to TravCorps' knowledge, threatened on the date hereof and to the knowledge of TravCorps there is no inquiry or investigation pending on the date hereof, of any kind or nature whatsoever, by or before any court or Governmental Entity against TravCorps or any of its Subsidiaries, or which questions or challenges the validity of this Agreement or any action taken or to be taken by any TC Stockholder pursuant to this Agreement or in connection with the transactions contemplated hereby; and, to the knowledge of TravCorps or any of its Subsidiaries, there is no valid basis for any such material claim, action, suit, inquiry, proceeding or investigation. Neither TravCorps nor any of its Subsidiaries is subject to any material judgment, order or decree.

            3.17 Compliance with Law; Necessary Authorizations; Securities Matters.

            (a) Each of TravCorps and its Subsidiaries is duly complying and has duly complied, in all material respects, in respect of its business, operations and Properties, with all applicable laws, rules, regulations, orders, building and other codes, zoning and other ordinances, Permits, authorizations, judgments and decrees of all Governmental Entities.

            (b) Except as set forth in Schedule 3.17(b), each of TravCorps and its Sub sidiaries has duly obtained all material Permits and Consents necessary for the conduct of its business; each of the foregoing is set forth in Schedule 3.17(b) of the TravCorps Disclosure Schedule and is in full force and effect; each of TravCorps and its Subsidiaries is in compliance with all material terms of all the foregoing; there are no material proceedings pending or, to the knowledge of TravCorps or any of its Subsidiaries, threatened which are reasonably likely to result in the revocation, cancellation, suspension or modification thereof, and neither TravCorps nor any of its Subsidiaries has any knowledge of any basis therefor; and the consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification nor require TravCorps or any of its Subsidiaries or CCS to make any filing or take any action in order to maintain the validity of any item listed on Schedule 3.17(b).

            (c) Each person or entity employed or engaged by TravCorps or any of its Subsidiaries to provide services on behalf of TravCorps or any of its Subsidiaries ("Licensed Service Provider") has obtained (and maintains) all necessary licensure or certification to provide such services in compliance in all material respects with any applicable law.

            3.18 Environmental Matters. To the knowledge of TravCorps and each of its Subsidiaries:

            (a) All of the operations of TravCorps and each of its Subsidiaries comply and have at all times complied, in all material respects, with all applicable Environmental Laws, and neither TravCorps nor any of its Subsidiaries is subject to any material TravCorps Environmental Liabilities. Neither TravCorps nor any of its Subsidiaries nor any other Person, has engaged in, authorized, allowed or suffered any operations or activities upon any of the Real Property of TravCorps or its Subsidiaries for the purpose of or in any way involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, emission, dumping or disposal of any Hazardous Substances at, on or under the Real Property of TravCorps or its Subsidiaries, except in compliance in all material respects with all applicable Environmental Laws.

            (b) None of the Real Property or any assets of TravCorps or any of its Subsidiaries contain any Hazardous Substances in, on, over, under or at it in concentrations or amounts which would materially violate Environmental Laws or impose material liability or obligations on the present or former owner, manager, or operator of the Real Property under the Environmental Laws for any assessment, investigation, corrective action, remediation or monitoring of Hazardous Substances. None of such Real Property is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., ("CERCLA") or any similar inventory of sites requiring investigation or remediation maintained by any state. Neither TravCorps nor any of its Subsidiaries has received any notice, whether oral or written, from any Governmental Entity or third party of any actual or threatened material TravCorps Environmental Liabilities with respect to the Real Property of TravCorps or any of its Subsidiaries, any assets of TravCorps or any of its Subsidiaries or the conduct of the business of TravCorps or any of its Subsidiaries.

            3.19 Labor Matters. (a) Except to the extent set forth in Schedule
3.19 of the TravCorps Disclosure Schedule:

            (i) there is no labor strike, or material dispute, grievance, arbitration proceeding, slowdown or stoppage, or charge of unfair labor practice actually pending, threatened against or affecting the operation of the business of TravCorps or any of its Subsidiaries, other than routine individual grievances;

            (ii) no unions or other collective bargaining units have been certified or recognized by TravCorps or any of its Subsidiaries as representing any of its employees and, to the knowledge of TravCorps, there are no existing union organizing efforts or representation questions with respect to any of the employees of TravCorps or any of its Subsidiaries.

            3.20 Employee Benefit Plans. (a) Except as set forth in Schedule
3.20 of the TravCorps Disclosure Schedule, there are no Plans. With respect to each Plan, as applicable, accurate and complete (i) copies of each written Plan (including all amendments thereto), (ii) written descriptions of each oral Plan,
(iii) copies of related trust or funding agreements, (iv) summary plan descriptions, (v) summaries of material modifications, (vi) copies of the most recent annual reports and actuarial valuations and (vii) copies of the most recent determination letter from the IRS for each Plan intended to qualify under Code Section 401(a) have been heretofore delivered or made available to CCS.

            (b) None of TravCorps, any of its Subsidiaries, its TravCorps ERISA Affiliates, or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any Employee Benefit Plan which is subject to Title IV of ERISA.

            (c) With respect to each of the Plans on Schedule 3.20, except as set forth on Schedule 3.20:

                  (i) each Plan intended to qualify under Section 401(a) of the Code has received a determination letter from the IRS to the effect that the Plan is qualified under Section 401 of the Code and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code and nothing has occurred (since the date of the determination letter) or is expected to occur through the date of the Closing (including, without limitation, the transactions contemplated by this Agreement) that caused or could cause the loss of such qualification or exemption or the imposition of any material penalty or tax liability;

                  (ii) all material payments required by any Plan, any agreement, or by law (including, without limitation, all contributions, insurance premiums, or intercompany charges) have been made;

                  (iii) no material claim, lawsuit, arbitration or other action has been threatened, asserted, instituted, or anticipated against the Plans, any trustee or fiduciaries thereof, TravCorps, any of its Subsidiaries, any TravCorps ERISA Affiliate, any director, officer, or employee thereof, or any of the assets of any trust of the Plans;

                  (iv) the Plan complies and has been maintained and operated in all material respects in accordance with its terms and applicable law, including, without limitation, ERISA and the Code;

                  (v) no "prohibited transaction," within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is expected to occur with respect to the Plan (and the consummation of the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction");

                  (vi) with respect to each Plan that is funded mostly or partially through an insurance policy, neither TravCorps nor any of its Subsidiaries nor any TravCorps ERISA Affiliate has any material liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Closing.

            (d) Except to the extent set forth in Schedule 3.20(d), the consummation of the transactions contemplated by this Agreement will not give rise to any material liability, including, without limitation, material liability for severance pay, unemployment compensation, termination pay, or withdrawal liability, or materially accelerate the time of payment or vesting or materially increase the amount of compensation or benefits due to any employee, director or stockholder of TravCorps or any of its Subsidiaries (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. No material amounts payable under any Plan will fail to be deductible for federal income tax purposes by virtue of Sections 280G or 162(m) of the Code.

            (e) Neither TravCorps, any of its Subsidiaries nor any TravCorps ERISA Affiliate maintains, contributes to, or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under Section 401(a) of the
Code) to any current or future retiree or terminee.

            (f) Neither TravCorps, any of its Subsidiaries nor any TravCorps ERISA Affiliate, or any officer or employee thereof, has made any promises or commitments, whether legally binding or not, to create any material additional plan, agreement, or arrangement, or to materially modify or change any existing Plan.

            3.21 Questionable Payments. Neither the TC Stockholders nor any director, officer, agent, employee, or any other Person acting on behalf of the TC Stockholders, or TravCorps or any of its Subsidiaries, has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses; made any unlawful payment to government officials or employees or to political parties or campaigns; established or maintained any unlawful fund of corporate monies or other assets; made or received any bribe, or any unlawful rebate, payoff, influence payment, kickback or other payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, to any governmental or non-governmental Person, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business or for special concessions secured.

            3.22 Finders. No TC Stockholder and none of TravCorps' or its Subsidiaries' directors or officers, have taken any action that, directly or indirectly, would obligate CCS, TravCorps or any of its Subsidiaries, to anyone acting as broker, finder, financial advisor or in any similar capacity in connection with this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE IV

                               REPRESENTATIONS AND

                       WARRANTIES OF THE CCS STOCKHOLDERS

            Each of the CCS Stockholders, on a basis that is several and not joint, hereby represents and warrants to TravCorps and the TC Stockholders as follows (all such representations and warranties are qualified by the CCS Disclosure Schedule attached to this Agreement as Exhibit IV):

            4.1 Organization and Qualification. CCS is a corporation duly organized, validly existing and in good standing in the State of Delaware, with corporate power and authority to own, lease and operate its assets and Properties and carry on its business as presently owned or conducted. CCS is licensed or qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use or leasing of its assets or Properties, or the conduct or nature of its business makes such licensing or qualification necessary and in which the failure to be so licensed or qualified and in good standing would reasonably be expected to have a CCS Material Adverse Effect. Each such jurisdiction is set forth in Schedule 4.1 of the CCS Disclosure Schedule. The name of each director and officer of CCS on the date hereof, and the position held by each such individual with CCS, is set forth on Schedule 4.1 of the CCS Disclosure Schedule. The copies of the certificate of incorporation, including all amendments thereto, and by-laws of CCS delivered to TravCorps prior to the date hereof are complete and accurate copies of such instruments as currently in effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

            4.2 Authority; No Breach. (a) Each of the CCS Stockholders has all requisite power and authority to execute and deliver this Agreement and the Operative Documents to which it is or shall, pursuant to this Agreement, be a party, and to perform, carry out and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Operative Documents to which he or it is or shall, pursuant to this Agreement, be a party have been duly and validly authorized by all necessary limited partnership or other action on the part of such CCS Stockholder. This Agreement and the

Operative Documents to which he or it is, or will be a party, have been, or will be, duly executed and delivered by such CCS Stockholder and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) constitute the legal, valid and binding obligations of such CCS Stockholder.

            (b) CCS has all requisite corporate power and authority to execute and deliver this Agreement and the Operative Documents to which it is or shall, pursuant to this Agreement, be a party, and to perform, carry out and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Operative Documents to which CCS is or shall, pursuant to this Agreement, be a party have been duly and validly authorized by all necessary corporate action on the part of CCS. This Agreement and the Operative Documents to which CCS is, or will be a party, has been, or will be, duly executed and delivered by CCS and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) constitutes the legal, valid and binding obligation of CCS.

            (c) Except as set forth in Schedule 4.2(c) of the CCS Disclosure Schedule, neither the execution and delivery of this Agreement or any Operative Document by any of the CCS Stockholders nor the consummation of any of the transactions contemplated herein or therein, nor the full performance by each of the CCS Stockholders of their obligations hereunder or thereunder do or will:
(i) if applicable, violate any provision of the limited partnership agreement of such CCS Stockholder; (ii) conflict with, result in a breach or violation of, or constitute a default under (or an event which, with or without notice, lapse of time or both, would constitute a default) or result in the invalidity of, or accelerate the performance required by or cause or give rise to any right of acceleration or termination of any right or obligation pursuant to any agreement or commitment to which any of the CCS Stockholders is a party or by which any of the CCS Stockholders (or any of their respective assets or Properties) is subject or bound; (iii) result in the creation of, or give any third party the right to create, any Encumbrance upon any assets or Properties of any CCS Stockholder; (iv) conflict with, violate, result in a breach of or constitute a default under any writ, injunction, statute, law, ordinance, rule, regulation, judgment, award, Permit, decree, order, or process of any Governmental Entity to which any CCS Stockholder or any assets or Properties of any CCS Stockholder are subject; (v) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract or agreement to which any CCS Stockholder is a party or by which any of the CCS Stockholders (or any of their respective assets or Properties) is subject or bound; which in the case of clauses (ii) through (v) would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of such CCS Stockholder to perform its obligations hereunder.

            (d) Except as set forth in Schedule 4.2(d) of the CCS Disclosure Schedule, neither the execution and delivery of this Agreement or any Operative Document by CCS nor the consummation of any of the transactions contemplated herein or therein, nor the full performance by CCS of its obligations hereunder or thereunder do or will: (i) violate any provision of the certificate of incorporation or bylaws of CCS or any of its Subsidiaries; (ii) conflict with, result in a breach or violation of, or constitute a default under (or an event which, with or without notice, lapse of time or both, would constitute a default) or result in the invalidity of, or accelerate the performance required by or cause or give rise to any right of acceleration or termination of any right or obligation pursuant to any agreement or commitment to which CCS or any of its Subsidiaries is a party or by which any of them (or any of their respective assets or Properties) is subject or bound; (iii) result in the creation of, or give any third party the right to create, any Encumbrance upon any assets or Properties of CCS or any of its Subsidiaries; (iv) conflict with, violate, result in a breach of or constitute a default under any writ, injunction, statute, law, ordinance, rule, regulation, judgment, award, Permit, decree, order, or process of any Governmental Entity to which CCS, any of its Subsidiaries or any assets or Properties of any of the foregoing are subject,
(v) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract or agreement to which CCS or any of its

Subsidiaries is a party or by which any of the foregoing (or any of their respective assets or Properties) is subject or bound; or (vi) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any contract or agreement to which CCS or any of its Subsidiaries is a party or by which any of their respective assets or Properties is subject or bound; which, in the case of clauses (ii) through
(vi), would reasonably be expected to have a CCS Material Adverse Effect.

            4.3 Securities and Ownership; Subsidiaries. (a) The total number of shares of capital stock, and the classes and par values thereof, which CCS is authorized to issue, the designation, par value and number of such shares which are issued and outstanding and the identity of and number of such outstanding shares owned (of record) by each holder thereof are as set forth in Schedule 4.3(a) of the CCS Disclosure Schedule.

            (b) CCS has not issued any securities in violation of any preemptive or similar rights. Except as set forth in Schedule 4.3(b) of the CCS Disclosure Schedule, there are no outstanding (i) securities convertible into or exchangeable for any shares of capital stock or other securities of CCS; (ii) subscriptions, options, "phantom" stock rights, warrants, calls, commitments, preemptive rights or other rights of any kind (absolute, contingent or otherwise) entitling any party to acquire or otherwise receive from CCS any shares of capital stock or other securities or receive or exercise any benefits or rights similar to any rights enjoyed by or enuring to the holder of capital stock of CCS; (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock, convertible or exchangeable securities, or any subscriptions, options, warrants or similar rights of CCS or granting to any Person any right to participate in the equity or income of CCS or to participate in or direct the election of any director or officer of CCS or the manner in which any shares of CCS's capital stock are voted. There are no shares of stock or other securities of CCS reserved for issuance for any purpose other than pursuant to option plans described in Schedule 4.3(b).

            (c) All of the outstanding shares of CCS Common Stock are duly authorized, validly issued, fully paid and nonassessable.

            (d) Schedule 4.3(d) of the CCS Disclosure Schedule sets forth the names of each Subsidiary of CCS and shows for each Subsidiary of CCS: (i) its jurisdiction of organization; (ii) the authorized and outstanding capital stock or other ownership interests of each Subsidiary of CCS; and (iii) the identity of and number of shares of such capital stock owned (of record and beneficially) by each holder thereof.

            (e) Each Subsidiary of CCS is duly organized, validly existing and in good standing in the state of its organization, with full corporate power and authority to own, lease and operate its assets and Properties and carry on its business as presently owned or conducted. Each Subsidiary of CCS is licensed or qualified to transact business and is in good standing as a foreign corporation in each of the jurisdictions indicated in Schedule 4.3(e) of the CCS Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its assets or Properties, or the conduct or nature of its business makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a CCS Material Adverse Effect.

            (f) All shares of capital stock of each Subsidiary of CCS issued and outstanding are duly authorized, validly issued, fully paid and nonassessable.

            (g) Except as set forth in Schedule 4.3(g) of the CCS Disclosure Schedule, there are no outstanding (i) securities convertible into or exchangeable for any shares of capital stock or other securities of any Subsidiary of CCS; (ii) subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind (absolute, contingent or otherwise) entitling any party to acquire or otherwise receive from any Subsidiary of CCS any shares of capital stock or other securities; (iii) contracts, preemptive rights, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock, convertible or exchangeable securities, or any subscriptions, options, warrants or similar rights of any Subsidiary of CCS; or (iv) rights of any Person to be paid as if he, she or it were a holder of equity interests in any Subsidiary of CCS or securities convertible into or exchangeable for equity interests in any Subsidiary of CCS, including, without limitation, phantom stock and stock appreciation rights. Except as set forth in Schedule 4.3(g) of the CCS Disclosure Schedule, there are no shares of stock or other securities of any Subsidiary of CCS reserved for issuance for any purpose and no Subsidiary of CCS is a party to any voting agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of any shares of the capital stock of such Subsidiary, or any agreement with respect to the transferability, purchase or redemption of any shares of capital stock of such Subsidiary.

            (h) Except for the Subsidiaries of CCS set forth in Schedule 4.3(d) of the CCS Disclosure Schedule, and as set forth in Schedule 4.3(h) of the CCS Disclosure Schedule, CCS does not own, Directly or Indirectly, any economic, voting or other ownership interest in any Person.

            4.4 CCS Financial Statements. CCS has heretofore delivered to TravCorps true and correct copies of the CCS Financial Statements. The CCS Financial Statements have been prepared from the books and records of CCS and Cross Country Staffing, its predecessor entity, and present fairly (i) the consolidated unaudited financial position of CCS and its Subsidiary at the date thereof and (ii) the pro-forma consolidated unaudited results of operations of CCS and its predecessor for the period then ended, in each case in accordance with GAAP (subject to normal year-end adjustments and except for the absence of footnotes).

            4.5 Interests of Related Persons. Except as set forth in Schedule
4.5 of the CCS Disclosure Schedule, no officer or director of TravCorps or any of its Subsidiaries and none of the CCS Stockholders nor any relative of any of the CCS Stockholders that is an individual:

            (i) owns any interest in any Person which is a competitor, supplier or customer of CCS or any of its Subsidiaries or serves as an officer, director, employee or consultant for any such Person;

            (ii) owns, in whole or in part, any Property, asset or right, used in connection with the business of CCS or any of its Subsidiaries;

            (iii) has an interest in any contract or agreement with CCS or any of its Subsidiaries; or

            (iv) has any contractual arrangements with CCS or any of its Subsidiaries.

            4.6 Absence of Undisclosed Liabilities. Except as set forth in
Schedule 4.6 of the CCS Disclosure Schedule, neither CCS nor any of its Subsidiaries has any material liabilities, losses or obligations of any nature (whether absolute, known or unknown, accrued, fixed, contingent, liquidated, unliquidated, due or to become due, or otherwise), except for (i) liabilities included or reflected in the CCS Financial Statements and adequately reflected or reserved against therein, or (ii) liabilities or performance obligations arising in the ordinary course of business (and not as a result of a breach or default by CCS or any of its Subsidiaries). Neither CCS nor any of its Subsidiaries nor any CCS Stockholder knows of any basis for the assertion against CCS of any such material liability.

            4.7 Absence of Certain Changes or Events. Except as set forth in
Schedule 4.7 of the CCS Disclosure Schedule, since the Balance Sheet Date the business of CCS and its Subsidiaries has been conducted only in the ordinary and usual course. Without limiting the generality of the foregoing, except as set forth in Schedule 4.7 of the CCS Disclosure Schedule, since the Balance Sheet Date neither CCS nor any of its Subsidiaries has:

            (a) suffered any CCS Material Adverse Effect;

            (b) suffered any material damage, destruction or casualty loss (whether or not covered by insurance) or condemnation taking or other proceeding which would reasonably be expected to have a CCS Material Adverse Effect;

            (c) except for increases in salary in the ordinary course of business, entered into or amended any employment or consulting contract or commitment (whether oral or written) or compensation arrangement or employee benefit plan, or changed or committed to change (including any change pursuant to any bonus, pension, profit-sharing or other plan, commitment, policy or arrangement) the compensation payable or to become payable to any of its officers, directors, key employees, agents or consultants, or made any pension, retirement, profit-sharing, bonus or other employee welfare or benefit payment or contribution other than payments or contributions required by the governing documents of the foregoing, copies of which have been delivered or made available to TravCorps;

            (d) made or proposed any change in its accounting or tax methods, principles or practices, except for such changes which are required by GAAP or by law;

            (e) authorized, declared, set aside or paid any dividend or other distribution with respect of its capital stock;

            (f) Directly or Indirectly redeemed, purchased or otherwise acquired any of its shares of capital stock or authorized any stock split, reclassification or recapitalization or otherwise changed the terms or provisions of any of its capital stock;

            (g) incurred any material Indebtedness or made any loan, advance or capital contribution to any person except in the ordinary course of business;

            (h) paid, discharged or satisfied any material claim, liability or obligation other than the payment, discharge or satisfaction of liabilities and obligations incurred in the ordinary course of business;

            (i) (i) prepaid any material obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred, or (ii) not paid, within a reasonable date of when due, any account payable, or sought the extension of the payment date of any such account payable;

            (j) permitted or allowed any material portion of its Property or assets to be subjected to any Encumbrance, except for liens for current Taxes not yet due;

            (k) sold, transferred, or otherwise disposed of any material portion of its Properties or assets, except in the ordinary course of business;

            (l) made any capital expenditures or commitments in excess of $200,000 in the aggregate for repairs or additions to property, plant, equipment or tangible capital assets; or

            (m) agreed, whether in writing or otherwise, to take any action described in this Section 4.7.

            4.8 Taxes.

            (a) Each of CCS and its Subsidiaries has duly, timely and properly filed when due, all federal, state, local, foreign and other Tax Returns required to be filed by it with respect to its sales, income, business or operations (including without limitation any consolidated or combined Tax Returns in which it is included) and such Tax Returns are true, complete and accurate in all material respects. Except as may otherwise have been communicated to TravCorps prior to the date hereof in a writing referring to this Section, each of CCS and its Subsidiaries has duly paid all Taxes due from CCS or any of its Subsidiaries as shown on such Tax Returns.

            (b) Except as set forth in Schedule 4.8(b), all amounts required to be withheld by CCS or any of its Subsidiaries from customers or from or on behalf of employees for income, payroll, social security and unemployment insurance taxes have been collected or withheld and either paid to the appropriate Governmental Entity or set aside and, to the extent required by law, held in accounts for such purpose.

            (c) Except as set forth in Schedule 4.8(c) of the CCS Disclosure Schedule, (i) there currently are no pending or, to the knowledge of CCS or any of its Subsidiaries, threatened actions or proceedings (including, without limitation, audit proceedings) by any applicable taxing authority for the assessment, collection, adjustment or deficiency of Taxes against CCS or any of its Subsidiaries, and (ii) neither CCS nor any of its Subsidiaries has received any notice of deficiency or assessment from any federal, state, local or foreign taxing authority with respect to liabilities for any material Taxes of CCS or any of its Subsidiaries. Except as set forth in Schedule 4.8(c) of the CCS Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any assessment or audit of any Tax or Tax Return of CCS or any of its Subsidiaries for any period.

            (d) To the knowledge of CCS and each of its Subsidiaries, there is no existing fact or circumstance that will cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368 of the Code.

            (e) CCS is not liable as successor or transferee for any liability or obligation of any Grace Entity pertaining to Taxes (including, without limitation, withholding Taxes caused by or arising from any Grace Entity's practices with regard to meal and incidental expense payments, lodging allowances or in-kind lodging).

            4.9 Assets.

            (a) Each of CCS and its Subsidiaries has good title to all the material items of personal property assets (tangible and intangible) which CCS or any of its Subsidiaries purports to own on the date hereof, including without limitation, those reflected in the CCS Financial

Statements at the Balance Sheet Date, free and clear of all Encumbrances, except for (i) liens for current Taxes not yet due and payable; (ii) Encumbrances set forth in Schedule 4.9(a) of the CCS Disclosure Schedule or reflected on the CCS Financial Statements; and (iii) Encumbrances which do not materially detract from the value or materially interfere with any present use of such assets. Neither CCS nor any of its Subsidiaries owns any Real Property.

            (b) Schedule 4.9(b) of the CCS Disclosure Schedule contains a complete and correct list of all material items of personal property and all Real Property leased by CCS and each of its Subsidiaries except for Real Property leased in the ordinary course of business for temporary housing of employees. CCS has previously delivered or made available to TravCorps true, complete and correct copies of all lease documents relating to such property. All lease documents are valid, binding and enforceable in accordance with their terms and are in full force and effect. No event has occurred which constitutes or, with the passing of time or giving of notice, or both, would constitute, a material default by CCS under any such lease document.

            4.10 Intellectual Property.

            (a) Except as disclosed in Schedule 4.10(a) of the CCS Disclosure Schedule, each of CCS and its Subsidiaries is the exclusive owner of all right, title and interest in and to each of the following that are being used in the business of CCS or any of its Subsidiaries as currently conducted, and/or have been or are being developed or acquired for potential use in the business of CCS or any of its Subsidiaries:

                  (i) all material computer programs and databases and their associated system and user documentation (collectively, the "Software Products") set forth in Schedule 4.10(a)(i) of the CCS Disclosure Schedule;

                  (ii) all material copyrights and copyright registrations set forth in Schedule 4.10(a)(ii) of the CCS Disclosure Schedule;

                  (iii) All material trademarks, service marks and trade names (collectively the "Marks"), and the registrations of, and/or applications to register, any one or more of Marks in federal, state or foreign jurisdictions set forth in Schedule 4.10(a)(iv) of the CCS Disclosure Schedule; and

                  (iv) all material Trade Secrets and other proprietary rights.

            The items referred to in subparagraphs (i) through (iv) of this
Section 4.10(a), subject to the exclusions to ownership expressly set forth therein, are herein referred to collectively as the "CCS Intellectual Property Rights." The CCS Intellectual Property Rights constitute all such rights necessary to operate the business of CCS and its Subsidiaries in all material respects as it is currently conducted.

            (b) Schedule 4.10(b) of the CCS Disclosure Schedule sets forth a list of all material license and similar agreements between CCS any of its Subsidiaries and third parties, under which CCS or any of its Subsidiaries is granted rights to the use, reproduction, distribution, manufacture, sale or licensing of items embodying the copyright, Trade Secret, trademark or other proprietary rights of such third parties (collectively, the "CCS License Rights"). Except as set forth in Schedule 4.10(b) of the CCS Disclosure Schedule, no Person is entitled to any material royalty, fee and/or other payment or other consideration of whatever nature with respect to the CCS License Rights or CCS Intellectual Property Rights. The CCS License Rights and the CCS Intellectual Property Rights are sometimes collectively referred to as the "CCS Rights".

            (c) Schedule 4.10(c) of the CCS Disclosure Schedule sets forth a list of all agreements under which CCS or any of its Subsidiaries or any CCS Stockholder of any of their respective Affiliates, has granted any material rights to third parties of, to or under the CCS Rights. All such rights granted have been and are non-exclusive. True, correct and complete copies of all such agreements have been delivered or made available to TravCorps.

            (d) No material claims with respect to the CCS Rights have been asserted or, to the knowledge of CCS or any of its Subsidiaries, are threatened by any Person. To the knowledge of CCS or any of its Subsidiaries, as of the date hereof, there has not been and there is not any material infringement, misappropriation or any other unauthorized use of any of the CCS Rights by any third party, employee, consultant or former employee or consultant of CCS or any of its Subsidiaries.

            (e) Whenever used in this Agreement: (i) "CCS Computer Systems" means all the computer systems of CCS and its Subsidiaries including, without limitation, all mainframes, PC's and other work stations, peripherals and other components, and the Software Products; (ii) "CCS Licensed Software Products" means any software products licensed by third parties to CCS or its Subsidiaries, including, without limitation, the software products disclosed on
Schedule 4.10(a)(i) or Schedule 4.10(b); (iii) "CCS Licensed Computer Systems" means all mainframes, PC's and other work stations, peripherals and other components, and the CCS Licensed Software Products; and (iv) "CCS Comprehensive Computer Systems" collectively refers to the CCS Computer Systems and CCS Licensed Computer Systems.

            (f) Except as disclosed in Schedule 4.10(f) of the CCS Disclosure Schedule, or as will not, individually or in the aggregate, have a CCS Material Adverse Effect, the CCS Comprehensive Computer Systems: (i) are capable of recognizing, processing, managing, representing, interpreting, and manipulating correctly date-related data for dates earlier and later than January 1, 2000, including, without limitation, calculating, comparing, sorting (including without limitation, sorting by accurate ascending or descending sequence), storing, tagging, and sequencing, without resulting in or causing local or mathematical errors or inconsistencies in any user-interface functionalities, data storage, data fields, calculations, reports, processing, or any other input or output; (ii) have the ability to provide date recognition for any data element represented without a date, or whose year is represented by only two digits and the ability to automatically function into and beyond the year 2000 without human intervention; (iii) correctly interpret data, dates and time into and beyond the year 2000, including, without limitation, any and all leap years; (iv) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data; and (v) have the ability to successfully interface with internal and external applications or systems that have not yet achieved year 2000 compliance during the time in which the systems and such applications and systems co-exist.

            4.11 Accounts Receivable. Except as set forth in Schedule 4.11 of the CCS Disclosure Schedule, all of the accounts, notes and other receivables of CCS and its Subsidiaries (i) reflected on the CCS Financial Statements as of the Balance Sheet Date and (ii) as of the date hereof, represent sales actually made in the ordinary course of business consistent with past practice for goods or services delivered or rendered in bona fide arm's-length transactions.

            4.12 Contracts and Commitments. Except as set forth in Schedule 4.12 of the CCS Disclosure Schedule:

            (a) Neither CCS nor any of its Subsidiaries has any agreements, contracts, or commitments, written or oral, which involve (i) the performance of services by CCS or its Subsidiaries in excess of $150,000 anticipated for fiscal year 1999 or (ii) the performance of services or delivery of goods to CCS or its Subsidiaries in excess of $150,000 anticipated for fiscal year 1999.

            (b) Neither CCS nor any of its Subsidiaries has any collective bargaining or union contracts or agreements;

            (c) Neither CCS nor any of its Subsidiaries is restricted by any agreement or other commitment from carrying on its business as currently conducted anywhere in the world;

            (d) Neither CCS nor any of its Subsidiaries has any material obligations for Indebtedness;

            (e) Neither CCS nor any of its Subsidiaries is a party to any partnership or joint venture agreement whether or not a separate legal entity is created thereby or any contract or agreement relating to the acquisition or disposition of any portion of its business;

            (f) Neither CCS nor any of its Subsidiaries is in material breach or default, under any contract referred to in Schedule 4.12, and there exists no event or condition (other than the entering into of this Agreement and the consummation of the transactions contemplated thereby) which (whether with or without notice, lapse of time, or both) would constitute a material default by CCS or any Subsidiary thereunder, give rise to a right to accelerate, modify or terminate any material provision thereof or give rise to any material Encumbrance on their respective material Properties or assets or a right to any material, additional or guaranteed payments; and to the knowledge of CCS or any of its Subsidiaries, no other party to any such contract or agreement is in material breach or default thereof;

            (g) each contract and agreement referred to in Schedule 4.12 and each contract and agreement relating to a CCS License Right is valid and in full force and effect and constitutes a legal, valid and binding obligation of CCS or any of its Subsidiaries, and, to the knowledge of CCS or any of its Subsidiaries, the other parties thereto, enforceable in accordance with its terms, accurate and complete copies thereof, together with all amendments thereto, have been heretofore delivered or made available to TravCorps.

            4.13 Customers and Suppliers.

            (a) Schedule 4.13(a) of the CCS Disclosure Schedule contains a true and complete list of the ten largest customers of CCS and its Subsidiaries in order of dollar volume of sales during the period from July 31, 1998 through the Balance Sheet Date showing the total sales in dollars to each such customer during such period.

            (b) Except as set forth on Schedule 4.13(b) of the CCS Disclosure Schedule neither CCS nor any of its Subsidiaries is engaged in any material disputes with any material customers or suppliers. In addition, neither CCS nor any of its Subsidiaries has any knowledge that any material customer or group of customers of CCS or any of its Subsidiaries is materially dissatisfied with its services.

            4.14 Inventory. Except as set forth in Schedule 4.14 of the CCS Disclosure Schedule, neither CCS nor any of its Subsidiaries maintains any material inventory.

            4.15 Insurance. True and complete copies of all insurance policies or summaries of such policies (including, but not limited to, liability, property and casualty, workers compensation, directors and officers liability, surety bonds, key man or corporate owned life insurance, vehicular and other insurance policies and contracts) covering CCS or any of its Subsidiaries or otherwise held by or on behalf of it, or any aspect of its assets or business have been delivered or made available to TravCorps. Except as set forth on
Schedule 4.15, there are no pending material claims under any of the foregoing. To the knowledge of CCS or any of its Subsidiaries, no party to any such insurance policy is in material default with respect thereto, nor does any condition exist that with notice or lapse of time or both would constitute such a material default by any party thereunder. All such insurance policies are sufficient in all material respects for compliance with all requirements under all material agreements or contracts to which CCS or any of its Subsidiaries is a party or otherwise bound.

            4.16 Litigation, etc. Except as set forth in Schedule 4.16 of the CCS Disclosure Schedule, there is no material claim, action, suit, or proceeding that is pending or to CCS's knowledge, threatened on the date hereof, and to the knowledge of CCS there is no inquiry or investigation pending on the date hereof, of any kind or nature whatsoever, by or before any court or Governmental Entity against CCS or any of its Subsidiaries, or which questions or challenges the validity of this Agreement or any action taken or to be taken by CCS or any CCS Stockholders pursuant to this Agreement or in connection with the transactions contemplated hereby; and, to the knowledge of CCS or any of its Subsidiaries, there is no valid basis for any such material claim, action, suit, inquiry, proceeding or investigation. Neither CCS nor any of its Subsidiaries is subject to any material judgment, order or decree.

            4.17 Compliance with Law; Necessary Authorizations; Securities Matters.

            (a) Each of CCS and its Subsidiaries is duly complying and has duly complied, in all material respects, in respect of its business, operations and Properties, with all applicable laws, rules, regulations, orders, building and other codes, zoning and other ordinances, Permits, authorizations, judgments and decrees of all Governmental Entities.

            (b) Each of CCS and its Subsidiaries has duly obtained all material Permits and Consents necessary for the conduct of its business; each of the foregoing is set forth in Schedule 4.17(b) of the CCS Disclosure Schedule and is in full force and effect; each of CCS and its Subsidiaries is in compliance with all material terms of all the foregoing; there are no material proceedings pending or, to the knowledge of CCS or any of its Subsidiaries, threatened which are reasonably likely to result in the revocation, cancellation, suspension or modification thereof, and neither CCS nor any of its Subsidiaries has any knowledge of any basis therefor; and the consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification nor require CCS or any of its Subsidiaries or TravCorps to make any filing or take any action in order to maintain the validity of any item listed on Schedule 4.17(b).

            (c) Each Licensed Service Provider employed or engaged by CCS or any of its Subsidiaries to provide services on behalf of CCS or any of its Subsidiaries has obtained (and maintains) all necessary licensure or certification to provide such services in compliance in all material respects with any applicable law.

            4.18 Environmental Matters. To the knowledge of CCS and each of its
Subsidiaries:

            (a) All of the operations of CCS and each of its Subsidiaries comply and have at all times complied, in all material respects, with all applicable Environmental Laws, and neither CCS nor any of its Subsidiaries is subject to any material CCS Environmental Liabilities. Neither CCS nor any of its Subsidiaries nor, any other Person, has engaged in, authorized, allowed or suffered any operations or activities upon any of the Real Property of CCS or its Subsidiaries for the purpose of or in any way involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, emission, dumping or disposal of any Hazardous Substances at, on or under the Real Property of CCS or its Subsidiaries, except in compliance in all material respects with all applicable Environmental Laws.

            (b) None of the Real Property or any assets of CCS or any of its Subsidiaries contain any Hazardous Substances in, on, over, under or at it in concentrations or amounts which would materially violate Environmental Laws or impose material liability or obligations on the present or former owner, manager, or operator of the Real Property under the Environmental Laws for any assessment, investigation, corrective action, remediation or monitoring of Hazardous Substances. None of such Real Property of CCS or its Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or any similar inventory of sites requiring investigation or remediation maintained by any state. Neither CCS nor any of its Subsidiaries has received any notice, whether oral or written, from any Governmental Entity or third party of any actual or threatened material CCS Environmental Liabilities with respect to the Real Property of CCS or its Subsidiaries, any assets of CCS or any of its Subsidiaries or the conduct of the business of CCS or any of its Subsidiaries.

            4.19 Labor Matters. (a) Except to the extent set forth in Schedule
4.19 of the CCS Disclosure Schedule:

            (i) there is no labor strike, or material dispute, grievance, arbitration proceeding, slowdown or stoppage, or charge of unfair labor practice actually pending, threatened against or affecting the operation of the business of CCS or any of its Subsidiaries, other than routine individual grievances;

            (ii) no unions or other collective bargaining units have been certified or recognized by CCS or any of its Subsidiaries as representing any of its employees and, to the knowledge of CCS, there are no existing union organizing efforts or representation questions with respect to any of the employees of CCS or any of its Subsidiaries.

            4.20 Employee Benefit Plans. (a) Except as set forth in Schedule
4.20 of the CCS Disclosure Schedule, there are no Plans. With respect to each Plan, as applicable, accurate and complete (i) copies of each written Plan (including all amendments thereto), (ii) written descriptions of each oral Plan,
(iii) copies of related trust or funding agreements, (iv) summary plan descriptions, (v) summaries of material modifications, (vi) copies of the most recent annual reports and actuarial valuations and (vii) copies of the most recent determination letter from the IRS for each Plan intended to qualify under Code Section 401(a) have been heretofore delivered or made available to TravCorps.

            (b) None of CCS, any of its Subsidiaries, its CCS ERISA Affiliates, or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any Employee Benefit Plan which is subject to Title IV of ERISA.

            (c) With respect to each of the Plans on Schedule 4.20, except as set forth on Schedule 4.20:

                  (i) each Plan intended to qualify under Section 401(a) of the Code has received a determination letter from the IRS to the effect that the Plan is qualified under Section 401 of the Code and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code and nothing has occurred (since the date of the determination letter) or is expected to occur through the date of the Closing (including, without limitation, the transactions contemplated by this Agreement) that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability;

                  (ii) all material payments required by any Plan, any agreement, or by law (including, without limitation, all contributions, insurance premiums, or intercompany charges) have been made;

                  (iii) no material claim, lawsuit, arbitration or other action has been threatened, asserted, instituted, or anticipated against the Plans, any trustee or fiduciaries thereof, CCS, any of its Subsidiaries, any CCS ERISA Affiliate, any director, officer, or employee thereof, or any of the assets of any trust of the Plans;

                  (iv) the Plan complies and has been maintained and operated in all material respects in accordance with its terms and applicable law, including, without limitation, ERISA and the Code;

                  (v) no "prohibited transaction," within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is expected to occur with respect to the Plan (and the consummation of the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction");

                  (vi) with respect to each Plan that is funded mostly or partially through an insurance policy, neither CCS nor any of its Subsidiaries nor any CCS ERISA Affiliate has any material liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Closing.

            (d) Except to the extent set forth in Schedule 4.20(d) the consummation of the transactions contemplated by this Agreement will not give rise to any material liability, including, without limitation, material liability for severance pay, unemployment compensation, termination pay, or withdrawal liability, or materially accelerate the time of payment or vesting or materially increase the amount of compensation or benefits due to any employee, director or stockholder of CCS or any of its Subsidiaries (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. No material amounts payable under any Plan will fail to be deductible for federal income tax purposes by virtue of Sections 280G or 162(m) of the Code.

            (e) Neither CCS, any of its Subsidiaries nor any CCS ERISA Affiliate maintains, contributes to, or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee.

            (f) Neither CCS, any of its Subsidiaries nor any CCS ERISA Affiliate, or any officer or employee thereof, has made any promises or commitments, whether legally binding or not, to create any material additional plan, agreement, or arrangement, or to materially modify or change any existing Plan.

            4.21 Questionable Payments. Neither the CCS Stockholders nor any director, officer, agent, employee, or any other Person acting on behalf of the CCS Stockholders, or CCS or any of its Subsidiaries, has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses; made any unlawful payment to government officials or employees or to political parties or campaigns; established or maintained any unlawful fund of corporate monies or other assets; made or received any bribe, or any unlawful rebate, payoff, influence payment, kickback or other payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, to any governmental or non-governmental Person, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business or for special concessions secured.

            4.22 Finders. No CCS Stockholder and none of CCS's or its Subsidiaries' directors or officers, have taken any action that, directly or indirectly, would obligate CCS, TravCorps or any of its Subsidiaries, to anyone acting as broker, finder, financial advisor or in any similar capacity in connection with this Agreement or any of the transactions contemplated hereby.

                                    ARTICLE V

                                    COVENANTS

            5.1 Conduct of Business. From the date hereof and until the Closing Date, except as contemplated by this Agreement or expressly consented to by an instrument in writing signed by the other parties, TravCorps, on the one hand, and CCS, on the other hand, will each use its commercially reasonable best efforts to: (i) conduct its business and operations only in the ordinary course, consistent with past practice, (ii) maintain and preserve its Properties in good repair, order and condition, (iii) preserve its business operations and organizations intact, (iv) keep available the services of its current officers and satisfactorily performing employees, (v) preserve its current advantageous business relationships, including without limitation the goodwill of its customers and suppliers and others having business relationships with it; and
(vi) not, Directly or Indirectly, redeem, purchase or otherwise acquire any of its shares of capital stock or, except as set forth on Schedule 5.1, authorize any stock split or recapitalization or issue any shares of capital stock (other than in connection with exercise of options outstanding on the date hereof) or grant options.

            5.2 Records. Prior to the Closing Date, each of TravCorps and CCS shall and shall cause each of its Subsidiaries to afford the other party, its attorneys, accountants and representatives, free and full access to its business, books, records and employees, and shall provide such additional financial and operating data and other information as the other party, shall from time to time reasonably request.

            5.3 Filings and Authorizations. Each of the parties, as promptly as practicable, (i) shall make, or cause to be made, all such filings and submissions under laws, rules and regulations applicable to him, her or it or his, her or its Affiliates, as may be required to consummate the Merger in accordance with the terms of this Agreement, (ii) shall use all commercially reasonable efforts to obtain, or cause to be obtained, all Consents necessary to be obtained by him, her or it or his, her or its Affiliates, in order to consummate the Merger, and (iii) shall use all commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for him, her or it to fulfill his, her or its obligations hereunder. The parties shall coordinate and cooperate with one another in exchanging such information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing.

            5.4 Discussions with Others. From the date hereof until the Closing Date the TC Stockholders, on the one hand, and the CCS Stockholders on the other hand, shall cause each of TravCorps and CCS and their respective officers, directors, employees or representatives not to, solicit or enter into negotiations with any party or encourage, facilitate or initiate any discussions with any party, with regard to a purchase and sale of any portion of the capital stock of either TravCorps or CCS, any material portion of the assets of either TravCorps or CCS or any merger or consolidation of either TravCorps or CCS with any third party.

            5.5 Further Assurances. The parties hereto shall from time to time after the Closing Date execute and deliver such additional instruments and documents, as any party hereto may reasonably request to consummate the transfers and other transactions contemplated hereby.

            5.6 Tax Matters. Each of TravCorps and CCS will not take any action that is reasonably likely to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368 of the Code, and shall use its reasonable best efforts (including the provision of customary representations) to permit counsel to render the opinion described in Section 6.2(n). Neither TravCorps nor CCS shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations set forth in certificates delivered to such counsel.

            5.7 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, to the fullest extent permitted by applicable law, the Surviving Corporation shall, and CCS shall cause the Surviving Corporation to, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the TravCorps or any of its Subsidiaries (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, liabilities or amounts paid in settlement arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part
(i) based on or arising out of the fact that such Person is or was a director, officer or employee of TravCorps or one of its Subsidiaries or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by Delaware Law upon receipt of any affirmation and undertaking required by Delaware Law, (ii) the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware Law and the Surviving Corporation's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). In addition to the indemnification provided above, to the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of TravCorps and its Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in TravCorp's certificate of incorporation or bylaws, in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

            (b) For a period of 6 years after the Effective Time, CCS shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by TravCorps for the benefit of those Persons who are covered by such policies at the Effective Time (or CCS may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time).

            (c) In the event CCS or the Surviving Corporation or any of their successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers all or substantially all of their properties and assets to any Person, then and in either such case, proper provision shall be made so that the successors and assigns of CCS or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section.

            (d) The provisions of this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

            Section 5.8 Notification of Certain Matters. Each party hereto shall give prompt notice to each other party hereto of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement, which is qualified as to materiality, to be untrue or inaccurate, or any representation or warranty not so qualified, to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of any party hereto to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by such party or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time under any contract or agreement to which it or any of its Subsidiaries is a party or is subject material to the financial condition, business or results of operations of it and its Subsidiaries, taken as a whole or (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            Section 5.9 Employee Matters. CCS shall cause the Surviving Corporation to honor the obligations of TravCorps or any of its Subsidiaries under the provisions of all employment, consulting, termination, severance, change in control and indemnification agreements between and among TravCorps or any of its Subsidiaries and any current or former officer, director, consultant or employee of TravCorps or any of its Subsidiaries. For a period of one year following the Effective Time, CCS agrees that it will maintain, or will cause the Surviving Corporation and its Subsidiaries to maintain, for the benefit of the employees of

TravCorps and any of its Subsidiaries following the Effective Time, compensation and benefit plans, programs, arrangements and policies as will provide compensation and benefits which in the aggregate are not materially less favorable than those provided to such employees as of the date hereof under the TravCorps employee benefit plans set forth on Schedule 5.9 attached hereto in accordance with their written terms and without regard to formal or informal discretionary provisions.

            Section 5.10 Obligations of Merger Subsidiary. CCS will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

            Section 5.11 Confidentiality. Prior to the Effective Time and after any termination of this Agreement, each party to this Agreement will hold, and each of TravCorps and CCS will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other parties furnished to it or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known by such party, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired by such party from sources other than the other parties; provided that each party may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such party informs such Persons of the confidential nature of such information and directs them to treat it confidentially. Each party shall satisfy its obligation to hold any such information in confidence if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each party will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the other parties, upon request, all documents and other materials, and all copies thereof, that it or its Affiliates obtained, or that were obtained on their behalf, from the other parties in connection with this Agreement and that are subject to such confidence.

            5.12 Termination of Certain Agreements. Effective as of the Closing, each of the agreements set forth on Schedule 5.12 shall terminate in full, be of no further force or effect, and no party shall have any further liability with respect thereto.

            5.13 PreClosing Payments. TravCorps shall have the right, prior to the Effective Time, to pay up to an aggregate of $1,127,733 to its option holders in connection with the cancellation of all TravCorps stock options. CCS shall have the right, prior to the Effective Time, to distribute or pay to such parties as, and in such proportions as the Board of Directors of CCS may determine, an amount (the "Designated Amount") (if a positive number) determined on an after tax basis equal to the product of (x) 1.632 and (y) the amount actually paid by TravCorps pursuant to the first sentence of this Section 5.13 determined on an after tax basis and adjusted for any limitations on the use of TravCorps' net operating losses following the Merger. Without giving effect to the tax adjustments provided in the immediately preceding sentence, the aggregate amount to be distributed or paid by CCS pursuant to this Section 5.13 (which amount shall include all special bonus payments made to employees of CCS and all payment made to stockholders or their affiliates following the date hereof and prior to the Effective Time) shall not exceed the Designated Amount.

            5.14 Permits. Each of CCS and TravCorps shall use its commercially reasonable efforts to secure all permits material to their respective businesses.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

            6.1 Conditions Precedent to Obligations of CCS and the CCS Stockholders. The obligation of CCS and the CCS Stockholders under this Agreement to consummate the Merger on the Closing Date shall be subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by CCS and the CCS
Stockholders:

            (a) Representations and Warranties Accurate. The representations and warranties of the TC Stockholders contained in this Agreement which are qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

            (b) Performance by TC Stockholders and TravCorps. Each of the TC Stockholders and TravCorps shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by such Person hereunder on or prior to the Closing Date.

            (c) Consents. The Consents set forth on Exhibit 6.1(c) hereto shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon CCS or TravCorps of any material condition, restriction or required undertaking.

            (d) No Legal Prohibition. No suit, action, investigation, inquiry or other proceeding by any Governmental Entity shall have been instituted or threatened which arises out of or relates to this Agreement or the transactions contemplated hereby and no injunction, order, decree or judgment shall have been issued and be in effect or threatened to be issued by any Governmental Entity of competent jurisdiction, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in each case restrains or prohibits the consummation of the Merger.

            (e) Certificate. CCS shall have received a certificate, dated the Closing Date, signed by the Representative of the TC Stockholders and TravCorps, to the effect that the conditions set forth in Sections 6.1(a) and 6.1(b) have been satisfied.

            (f) Opinion of Counsel for TravCorps. CCS and the CCS Stockholders shall have received an opinion, dated the Closing Date, from Davis Polk & Wardwell, counsel to TravCorps, in form and substance reasonably acceptable to CCS.

            (g) No Material Adverse Change. No event, loss, damage, condition or state of facts of any kind shall exist which has had a TravCorps Material Adverse Effect or which may reasonably be expected to have a TravCorps Material Adverse Effect.

            (h) HSR Act. The required waiting period under the HSR Act shall have expired or been earlier terminated.

            (i) Stockholders Agreement. The Stockholders Agreement in the form annexed hereto as Exhibit 6.1(i) shall have been executed and delivered by the parties thereto and the individual set forth on Schedule 6.1(i)(1) shall have executed that certain side letter set forth on Exhibit 6.1(i)(2).

            (j) Registration Rights Agreement. The Registration Rights Agreement in the form annexed hereto as Exhibit 6.1(j) shall have been executed and delivered by the parties thereto.

            (k) Cancellation of Stock Options. All options to purchase shares of capital stock of TravCorps shall have been terminated.

            6.2 Conditions Precedent to Obligations of TC Stockholders and TravCorps and the TC Stockholders. The obligations of the TC Stockholders under this Agreement to consummate the Merger on the Closing Date shall be subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by TravCorps and the TC
Stockholders:

            (a) Representations and Warranties Accurate. The representations and warranties of the CCS Stockholders contained in this Agreement which are qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

            (b) Performance by CCS and the CCS Stockholders. Each of CCS and the CCS Stockholders shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by such Person hereunder on or prior to the Closing Date.

            (c) Consents. The Consents set forth on Exhibit 6.1(c) hereto shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon CCS or TravCorps of any material condition, restriction or required undertaking.

            (d) No Legal Prohibition. No suit, action, investigation, inquiry or other proceeding by any Governmental Entity shall have been instituted or threatened which arises out of or relates to this Agreement or the transactions contemplated hereby and no injunction, order, decree or judgment shall have been issued and be in effect or threatened to be issued by any Governmental Entity of competent jurisdiction, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in each case restrains or prohibits the consummation of the Merger.

            (e) Certificate. The Representative of the TC Stockholders shall have received a certificate, dated the Closing Date, signed by the Representative of the CCS Stockholders and CCS to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

            (f) Opinion of Counsel for CCS. The TC Stockholders shall have received an opinion, dated the Closing Date, from Proskauer Rose LLP, counsel to CCS, in form and substance reasonably acceptable to the TC Stockholders.

            (g) No Material Adverse Change. No event, loss, damage, condition or state of facts of any kind shall exist which has had a CCS Material Adverse Effect or which may reasonably be expected to have a CCS Material Adverse Effect.

            (h) HSR Act. The required waiting period under the HSR Act shall have expired or been earlier terminated.

            (i) Stockholders Agreement. The Stockholders Agreement in the form annexed hereto as Exhibit 6.1(i) shall have been executed and delivered by the parties thereto.

            (j) Registration Rights Agreement. The Registration Rights Agreement in the form annexed hereto as Exhibit 6.1(j) shall have been executed and delivered by the parties thereto.

            (k) Amendment of Certificate of Incorporation and By Laws. The Certificate of Incorporation of CCS and the By-laws of CCS shall have been amended as set forth in Exhibit 6.2(k)(1), and Exhibit 6.2(k)(2), respectively.

            (l) Stock Option Plans. CCS shall have adopted the stock option plans having terms substantially the same as those set forth on the summary attached hereto as Exhibit 6.2(l), which plans shall be in forms reasonably acceptable to TravCorps.

            (m) Tax Opinion. TravCorps shall have received an opinion of Davis Polk & Wardwell in form and substance reasonably satisfactory to TravCorps, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, and that each of CCS, Merger Sub and TravCorps will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain representations of officers of CCS and TravCorps.

            (n) Closing Working Capital. The Closing Working Capital Amount (as defined in the Asset Purchase Agreement dated June 24, 1999 among W.R. Grace & Co.-Conn., CCS and the other parties thereto (the "CCS APA")) shall have been finally determined and the Cash Purchase Price (as defined in the CCS APA) shall not have been increased pursuant to Section 4.5 of the CCS APA by more than $1,600,000.

            (o) Ashley One Issues. The investments by certain of the parties to the Agreement in Ashley One, Inc. shall have been consummated on substantially the terms set forth on Exhibit 6.2(o), with definitive documentation reasonably satisfactory to the TC Stockholders.

                                   ARTICLE VII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

            7.1 Survival of Representations and Warranties. None of the representations and warranties contained in Articles III and IV shall survive the Closing

            7.2 Indemnification by CCS. From and after the Closing, CCS shall indemnify and hold (i) the CCS Stockholders, their Affiliates and their respective directors, officers, employees, stockholders, members, partners, agents, successors and assigns and (ii) the TC Stockholders, their Affiliates and their respective directors, officers, employees, stockholders, members, partners, agents, successors and assigns harmless from and defend each of them from and against any and all demands, claims, actions, liabilities, losses, costs, damages or expenses whatsoever (including, without limitation, reasonable attorneys' fees and expenses) asserted against, imposed upon or incurred by them resulting from or arising out of any breach following the Closing of any covenant or obligation of CCS contained herein and to be performed after the Closing.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            8.1 Termination. This Agreement may be terminated, and the transactions contemplated herein may be abandoned:

            (a) any time before the Closing, by mutual written agreement of CCS and TravCorps;

            (b) any time before the Closing, by CCS and the CCS Stockholders, on the one hand, or TravCorps and the TC Stockholders on the other hand, (i) in the event of a material breach of any covenant contained herein by any non-terminating party if such non-terminating party fails to cure such breach within five Business Days following notification thereof by the terminating party or (ii) upon notification to the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

            (c) any time after January 30, 2000 by CCS and the CCS Stockholders, on the one hand, or TravCorps and the TC Stockholders, on the other hand, upon notification to the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

            8.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 8.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of any party (or any of their respective officers, directors, employees, partners, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to confidentiality in
Section 5.11, expenses in Section 8.3 and public announcements in Section 8.15 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 8.1(b) or (c), the TC Stockholders will remain liable to CCS and the CCS Stockholders for any willful and deliberate breach of this Agreement by the TC Stockholders existing at the time of such termination, TravCorps will remain liable to CCS and the CCS Stockholders for any willful and deliberate breach of this Agreement by TravCorps and its Subsidiaries existing at the time of such termination, CCS will remain liable to TravCorps and the TC Stockholders for any willful and deliberate breach of this Agreement by CCS existing at the time of such termination, and the CCS Stockholders will remain liable to TravCorps and the TC Stockholders for any willful and deliberate breach of this Agreement by the CCS Stockholders existing at the time of such termination and may seek such remedies, including damages against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity.

            8.3 Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the Merger is consummated, CCS will pay the reasonable costs and expenses incurred by each of the parties.

            8.4 Amendment. This Agreement may not be modified, amended, altered or supplemented except by a written agreement executed by each party.

            8.5 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, the Operative Documents and the instruments and other documents delivered pursuant to this Agreement, contain the entire agreement of the parties relating to the subject matter hereof and thereof, and supersede all prior agreements, understandings, representations, warranties and covenants of any kind between the parties with respect to the matters hereof and thereof.

            8.6 Waivers. Waiver by any party of any breach of or failure to comply with any provision of this Agreement by the other parties shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement. No waiver of any such breach or failure or of any term or condition of this Agreement shall be effective unless in a written notice signed by the waiving party and delivered, in the manner required for notices generally, to each affected party.

            8.7 Notices. All notices and other communications hereunder shall be validly given or made if in writing, (i) when delivered personally (by courier service or otherwise), (ii) when sent by telecopy, or (iii) when actually received if mailed by first-class certified or registered United States mail or recognized overnight courier service, postage-prepaid and return receipt requested, and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in each case to the address of the party to receive such notice or other communication set forth below, or at such other address as any party hereto may from time to time advise the other parties pursuant to this Subsection:

               If to the TC Stockholders:

                       Morgan Stanley Dean Witter Capital
                         Partners IV
                       1221 Avenue of the Americas
                       New York, New York  10020
                       Telephone:  (212) 762-4000
                       Telecopier: (212) 762-8282
                       Attention:  Karen H. Bechtel,
                                   Managing Director

               If to TravCorps:
                       TravCorps Corporation
                       40 Eastern Avenue
                       Malden, Massachusetts  02148
                       Telephone:  (800) 343-3270
                       Telecopier: (781) 322-1611
                       Attention:  Bruce Cerullo,
                                   President

               in either case with a copy to:

                       Davis Polk & Wardwell
                       450 Lexington Avenue
                       New York, New York  10017
                       Telephone:  (212) 450-4000
                       Fax:        (212) 450-4800
                       Attention:  Carole Schiffman, Esq.

               If to the CCS Stockholders:

                       Charterhouse Equity Partners III, L.P.,
                       as Representative
                       c/o Charterhouse Group International, Inc.
                       535 Madison Avenue
                       New York, New York  10022
                       Telephone:  (212) 584-3200
                       Telecopier: (212) 750-9704
                       Attention:  Thomas C. Dircks,
                                   Managing Director

               If to CCS:

                       Cross Country Staffing, Inc.
                       6551 Park of Commerce Blvd., N.W.
                       Suite 200
                       Boca Raton, Florida  33487
                       Telephone:  (800) 998-5174
                       Telecopier: (561) 395-5693
                       Attention:  Joseph A. Boshart,
                                   President

               in either case with a copy to:

                       Proskauer Rose LLP
                       1585 Broadway
                       New York, New York  10036
                       Telephone:  (212) 969-3000
                       Telecopier: (212) 969-2900
                       Attention:  Stephen W. Rubin, Esq.

            8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

            8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without regard to its conflicts of law rules).

            8.10 Binding Effect; Third Party Beneficiaries; Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and permitted assigns. Except as set forth in Section 5.7, nothing expressed or referred to in this Agreement is intended or shall by construed to give any Person other than the parties to this Agreement, or their respective legal representatives, successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. Neither party may assign this

Agreement nor any of its rights hereunder, other than any right to payment of a liquidated sum, nor delegate any of its obligations hereunder, without the prior written consent of the other.

            8.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and any such provision, to the extent invalid or unenforceable, shall be replaced by a valid and enforceable provision which comes closest to the intention of the parties underlying such invalid or unenforceable provision.

            8.12 Headings. The headings contained in this Agreement are for reference purposes only and shall not modify define, limit, expand or otherwise affect in any way the meaning or interpretation of this Agreement.

            8.13 No Agency. Except as provided in Section 8.14 hereof, no party hereto shall be deemed hereunder to be an agent of, or partner or joint venturer with, any other party hereto.

            8.14 Representative. Each TC Stockholder (other than any such Stockholder that is an Affiliate of Morgan Stanley Dean Witter Capital Partners IV, L.P.) does hereby irrevocably appoint Bruce Cerullo and each CCS Stockholder does hereby irrevocably appoint Charterhouse Equity Partners III, L.P. (each herein called a "Representative") as his true and lawful attorney-in-fact and agent, with full power of substitution or resubstitution, to act solely and exclusively on behalf of such TC Stockholder or CCS Stockholder, as the case may be, with respect to any matters relating to this Agreement and any document, certificate or other agreement to be executed and delivered by or on behalf of such TC Stockholder or CCS Stockholder pursuant hereto, with the full power, without the consent of such party, to exercise all of the powers which any such TC Stockholder or CCS Stockholder could exercise under the provisions of this Agreement or any document, certificate or other agreement to be executed and delivered by or on behalf of any such TC Stockholder or CCS Stockholder pursuant hereto, including, without limitation, to (i) accept and give notices hereunder,
(ii) consent to any modification or amendment hereof or (iii) give any waiver or consent hereunder. Each Representative does hereby accept such appointment. CCS and the CCS Stockholders, on the one hand, and TravCorps and such TC Stockholders, on the other hand, shall be entitled to rely exclusively upon such notices, waivers, consents, amendments, modifications and other acts of the Representative as being the binding acts of such TC Stockholders or the CCS Stockholders.

            8.15 Public Announcements. None of the parties hereto will issue or cause the publication of any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior written consent of the parties hereto, provided, that any party hereto may (i) make a public announcement to the extent required by law, judicial process or the rules, regulations or interpretations of the Securities and Exchange Commission or any national securities exchange or (ii) communicate with its investors in the ordinary course of business with respect to the performance of its investment in CCS.

            8.16 Knowledge Qualifications; Accounting Terms. (a) Whenever any party makes any representation, warranty or other statement to such party's knowledge, such party will be deemed to have made reasonable inquiry into the subject matter of such representation, warranty or other statement, including reasonable inquiry of each executive officer and director of such party.

            (b) Any accounting terms used in this Agreement shall, unless otherwise defined in this Agreement, have the meaning ascribed thereto by GAAP.

            8.17 Interpretation. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and to any certificates delivered pursuant hereto; and (ii) reference to any Article or Section means such Article or Section hereof.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                            TravCorps Corporation

                            By: /s/ Bruce A. Cerullo
                                ---------------------------------------
                                Name:
                                Title:


                            Cross Country Staffing, Inc.

                            By: /s/ Thomas C. Dircks
                                ---------------------------------------
                                Name:
                                Title:


                            CCTC Acquisition, Inc.

                            By: /s/ Thomas C. Dircks
                                ---------------------------------------
                                Name:
                                Title:


          TC Stockholders:

                           MORGAN STANLEY DEAN WITTER
                           CAPITAL PARTNERS IV, L.P.

                           By: MSDW Capital Partners IV, LLC,
                               as general partner

                           By: MSDW Capital Partners IV, Inc.,
                               as member

                           By: /s/ Karen H. Bechtel
                                ---------------------------------------
                                Name:
                                Title:
                                Address: 1221 Avenue of the Americas
                                         33rd Floor
                                         New York, New York 10020
                                         Telephone: (212) 762-6000
                                         Telecopy:  (212) 762-7986


                           MSDW IV 892 INVESTORS, L.P.

                           By: MSDW Capital Partners IV, LLC,
                           as general partner

                           By: MSDW Capital Partners IV, Inc.,
                               as member

                           By: /s/ Karen H. Bechtel
                                ---------------------------------------
                                Name:
                                Title:
                                Address: 1221 Avenue of the Americas
                                         33rd Floor
                                         New York, New York  10020
                                Telephone: (212) 762-6000
                                Telecopy:  (212) 762-7986


                           MORGAN STANLEY DEAN WITTER
                           CAPITAL INVESTORS IV, L.P.

                           By: MSDW Capital Partners IV, LLC,
                               as general partner

                           By: MSDW Capital Partners IV, Inc.,
                               as member

                           By: /s/ Karen H. Bechtel
                               ---------------------------------------
                               Name:
                               Title:
                               Address: 1221 Avenue of the Americas
                                        33rd Floor
                                        New York, New York  10020
                                        Telephone: (212) 762-6000
                                        Telecopy:  (212) 762-7986


                           MORGAN STANLEY VENTURE PARTNERS III, L.P.

                           By: Morgan Stanley Venture Partners III, L.L.C.,
                               its General Partner

                           By: Morgan Stanley Venture Capital III, Inc.,
                               its Institutional Managing Member

                           By: Fazle Husain
                               ---------------------------------------
                               Name:
                               Title:
                               Address: 1221 Avenue of the Americas
                                        33rd Floor
                                        New York, New York  10020
                               Telephone: (212) 762-6000
                               Telecopy:  (212) 762-8424


                           MORGAN STANLEY VENTURE INVESTORS III, L.P.

                           By: Morgan Stanley Venture Investors III, L.L.C.,
                               its General Partner

                           By: Morgan Stanley Venture Capital III, Inc.,
                               its Institutional Managing Member

                           By: Fazle Husain
                               ---------------------------------------
                               Name:
                               Title:
                               Address: 1221 Avenue of the Americas
                                        33rd Floor
                                        New York, New York  10020
                               Telephone: (212) 762-6000
                               Telecopy:  (212) 762-8424


                           THE MORGAN STANLEY VENTURE PARTNERS
                           ENTREPRENEUR FUND, L.P.

                           By: Morgan Stanley Venture Partners III, L.L.C.,
                               its General Partner

                           By: Morgan Stanley Venture Capital III, Inc.,
                               its Institutional Managing Member

                           By: /s/ Fazle Husain
                               ---------------------------------------
                               Name:
                               Title:
                               Address: 1221 Avenue of the Americas
                                        33rd Floor
                                        New York, New York  10020
                               Telephone: (212) 762-6000
                               Telecopy:  (212) 762-8424


                               /s/ Charles N. Martin, Jr.
                               ---------------------------------------
                               Charles N. Martin, Jr.

                               ---------------------------------------
                               Susan A. Cejka

                               /s/ Bruce A. Cerullo
                               ---------------------------------------
                               Bruce A. Cerullo


                               /s/ Karla T. Mount
                               ---------------------------------------
                               Karla T. Mount


                               /s/ Charles J. Shea
                               ---------------------------------------
                               Charles J. Shea


                               /s/ James Schmidt
                               ---------------------------------------
                               James Schmidt


                               /s/ Michael Taylor
                               ---------------------------------------
                               Michael Taylor

            CCS Stockholders:

                               CHARTERHOUSE EQUITY PARTNERS III, L.P.

                               By: CHUSA Equity Investors III, L.P.,
                                   general partner

                                   By: Charterhouse Equity III, Inc.,
                                       general partner

                                   By: /s/ Thomas C. Dircks
                                       ---------------------------------------
                                            Thomas C. Dircks
                                            Managing Director

                               CHEF NOMINEES LIMITED

                               By: Charterhouse Group International, Inc.,
                                   Attorney-in-Fact


                               By: /s/ Thomas C. Dircks
                                   ---------------------------------------
                                       Thomas C. Dircks
                                       Managing Director


                               /s/ Joseph A. Boshart
                               ---------------------------------------
                               Joseph A. Boshart


                               /s/ Emil Hensel
                               ---------------------------------------
                               Emil Hensel